SUBLEASE



                                     BETWEEN







                         AT&T CANADA ENTERPRISES COMPANY

                                   SUBLANDLORD



                                       and



                              HAEMACURE CORPORATION

                                    SUBTENANT



                             2001 University Street
                                Montreal, Quebec


                                 March 22, 1999


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                                TABLE OF CONTENTS

                                                                            Page

1.  SUBLEASE ..................................................................1

2.  PARKING ...................................................................1

3.  PRIME LEASE ...............................................................1

4.  DEFINITIONS ...............................................................2

5.  PRIME LANDLORD ............................................................2

6.  TERM ......................................................................2

7.  RENT ......................................................................2

8.  REFUNDS ...................................................................3

9.  SECURITY DEPOSIT ..........................................................3

10. SUBTENANT FIT-UP ..........................................................3

11. ALTERATIONS ...............................................................3

12. REPAIRS AND MAINTENANCE ...................................................3

13. UTILITIES AND SERVICES ....................................................4

14. ASSIGNMENT AND SUBLEASING..................................................4

15. INSURANCE         .........................................................4

16. NON-BINDING MEDIATION......................................................4

17. COMPLIANCE WITH LAWS.......................................................4

18. LIMITATIONS ON SUBLANDLORD'S LIABILITY.....................................5

19. ESTOPPEL CERTIFICATES......................................................5

20. SUBORDINATION .............................................................5

21. CASUALTY AND CONDEMNATION .................................................5

22. CONSENT OR APPROVAL OF PRIME LANDLORD .....................................6

23. NOTICES ...................................................................6

24. MOVABLE HYPOTHEC ..........................................................7

25. INDEMNITY .................................................................7

26. BROKERS ...................................................................7

27. SUBLANDLORD'S AND SUBTENANT'S POWER TO EXECUTE ............................7

28. TABLE OF CONTENTS - CAPTIONS ..............................................7

29. CONSENT TO SUBLEASE BY PRIME LANDLORD .....................................7

30. ENTIRE AGREEMENT ..........................................................7

31. ENGLISH LANGUAGE ..........................................................8



    EXHIBIT A   PRIME LEASE



                                       i

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                                      * * *

The mailing, delivery or negotiation of this Sublease shall not be deemed an offer to enter into any transaction or to enter into any other relationship, whether on the terms contained herein or on any other terms. This Sublease shall not be binding nor shall either party have any obligations or liabilities or any rights with respect thereto, or with respect to the premises, unless and until both parties have executed and delivered this Sublease and the Prime Landlord has consented in writing to this Sublease. Until such execution and delivery of, and consent to this Sublease, either party may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability.

                                      * * *

                                    SUBLEASE


This Sublease is entered into as of this twenty second (22nd) day of March, 1999, by and between AT&T CANADA ENTERPRISES COMPANY (a successor company of AT&T Communications Services Canada Inc.), a corporation with offices at 320 Front St., 17th Floor, Toronto, Ontario, M5V 3L3 (hereinafter "Sublandlord") and HAEMACURE CORPORATION, a corporation with offices at 16771 Chemin Ste-Marie, Kirkland, Quebec, H9H 5H3, (hereinafter Subtenant").

                             INTRODUCTORY STATEMENTS

A. By lease dated January 24, 1997, (the "Prime Lease", which is attached as exhibit A) London Life Insurance Company/London Life Compagnie D'Assurance Vie (the "Prime Landlord") leased to Sublandlord certain space in the building located at 2001 University Street, Montreal, Quebec, (hereinafter called the "Building").

B. Subtenant has agreed to sublet from Sublandlord certain portions of the Building.

C. The parties desire to enter into this Sublease defining their respective right, duties and liabilities relating to the Subleased Premises (defined below).

     NOW THEREFORE, Sublandlord and Subtenant, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and each with intent to be legally bound, for themselves and their respective successors and assigns, agree as follows:

1.   SUBLEASE

     Sublandlord, for and in consideration of the Subtenant's payment of the rent and performance of the covenants contained in this Sublease, does hereby demise and lease to Subtenant the following portions of the Building: approximately 4,045 square feet situated on the fourth(4th) floor of the Building as more specifically shown on the floor plan which is attached to the Prime Lease (the "Subleased Premises").

2.   PARKING

     Subtenant shall be entitled to park one (1) automobile in the Building garage throughout the Term of this Sublease. The subtenant shall pay for the parking space in accordance with the terms and conditions set forth in section
15.01 of Prime Lease.

3.   PRIME LEASE

     A true copy of the Prime Lease is attached hereto as Exhibit A. Where not expressly inconsistent with the terms hereof and except as otherwise stated herein to the contrary, this Sublease shall be subject and subordinate to all of the terms and conditions contained in the Prime Lease as said terms and conditions affect the Subleased Premises, and all of the terms and conditions of the Prime Lease, except as otherwise set forth herein, are hereby incorporated into this Sublease and shall be binding upon Subtenant with respect to the Subleased Premises to the same extent as if Subtenant were named as tenant and sublandlord as landlord under the Prime Lease. For purposes of this Sublease, references in the Prime Lease to the ["Term"] shall mean the Term of this Sublease and references to the ["Premises"] in the Prime Lease shall mean the Subleased Premises. Each party agrees that it shall not do or omit to do anything which would result in a default under the Prime Lease, and each party agrees to indemnify and hold the other harmless from and against all claims, demands or liabilities resulting from such party's breach, violation or nonperformance of any of its obligations under the Prime Lease, as incorporated herein, provided, however, that Sublandlord shall not indemnify Subtenant for nor hold Subtenant harmless from any consequential or indirect damages resulting from or arising out of Sublandlord's breach, violation or nonperformance of any of its obligations under the Prime Lease as incorporated herein or Sublandlord's obligations under this Sublease. In addition to those provisions of this Sublease which are expressly different than those contained in the Prime Lease, the following



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provisions  of the Prime Lease  shall not be  incorporated  into this  Sublease:
Subtenant shall not be entitled to any free rent periods mentioned in Article 3.2; option to renew mentioned Article 15.05; cancellation privilege mentioned in Article 18.03; holdover terms and conditions under Article 12.02.

4.   DEFINITIONS

     All terms not expressly defined in this Sublease shall have the meanings given to them in the Prime Lease.

5.   PRIME LANDLORD

     Subtenant agrees to look solely to the Prime Landlord, and not to Sublandlord, for the performance of all services and obligations of the Prime Landlord under the Prime Lease with respect to the Subleased Premises. At Subtenant's expense and request, Sublandlord will take all reasonable actions necessary and will fully cooperate with the Subtenant to enable Subtenant to enforce the Sublandlord's rights as tenant under the Prime Lease with respect to the Subleased Premises. Nothing contained in this sublease will affect the rights of the Subtenant in virtue of Article 1876 of the Civil Code of Quebec.

6.   TERM

     The term of this Sublease (the "Original Term") shall be three (3) years and two (2) months, commencing on April 1, 1999 (the "Commencement Date") and ending on May 31, 2002. The Original Term plus any extensions or renewals are sometimes referred to herein as the "Term".

     The Subtenant will have access to the Subleased Premises upon the approval of this Sublease by the Prime Landlord and the signing of this sublease by the Subtenant and the Sublandlord, in order to undertake improvements in the Premises. All terms and conditions of this Sublease and the Prime Lease will apply to the term of occupation prior to the Commencement Date except that no Rent will be payable during this occupancy period.

7.   RENT

     a. The basic rent during the Original Term hereunder shall be in the amount of Sixty Four Thousand Forty-Five Dollars and Eighty-Three Cents ($64,045.83) payable in lawful money of Canada, and shall be payable in advance on the first day of each calendar month during the Original Term in installments of One Thousand Six Hundred Eighty-Five Dollars and Forty-Two Cents ($1,685.42) each, except that a proportionately lesser sum may be paid for the first and last months of the Term of this Sublease if the Term commences on a date other than the first day of the month or ends on other than the last day of a month.

     b. In addition to the basic rent set forth in section 7.a, above, Subtenant shall pay Sublandlord (as and when due under the terms of the Prime Lease), as additional rent, its proportionate share of all operating expenses, taxes, surtaxes, electricity and all other charges in respect to the Subleased
Premises, which Sublandlord is obligated to pay to Prime Landlord under the terms of the Prime Lease. The Subtenant will be responsible for the payment of its own business and water taxes. Subtenant's "Proportionate Share" shall be 100% of charges due under the Prime Lease.

     c. The terms "basic rent" and "additional rent" are sometimes referred to herein as `Rent' or "rent" and shall include all sums due from Subtenant to Sublandlord under the terms of this Sublease. All Rent shall be payable at the office of the Sublandlord at the following address:

        AT&T Canada Enterprises Company
        320 Front Street, 17th Floor
        Toronto, Ontario
        M5V 3L3
        Attention:  Maurice Provencher

or at such other address as directed by notice from Sublandlord to Subtenant.



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


     d. The Subtenant shall pay interest compounded monthly on all Rent and/or amounts collectible under the terms of this Sublease and not paid when due at a rate per annum of five (5) percentage points above the prime lending rate of The Royal Bank of Canada on the due dates of such rents or amounts.

     e. The Subtenant shall pay, as and when due, all Business Taxes as that expression is defined in the Prime Lease.

     f. The Subtenant shall pay to Sublandlord when the Rent under this sublease is payable, the applicable sales taxes and taxes on goods and services imposed by the government of Canada and Quebec upon the Subtenant on/or in respect to this Sublease or the rentals payable hereunder.

8.   REFUNDS

     Not Applicable.

9.   SECURITY DEPOSIT

     Not Applicable.

10.  SUBTENANT FIT-UP

     The Subleased Premises are being provided by the Sublandlord on an "as is, where is" basis. The Subtenant shall not call upon the Sublandlord and Prime Landlord to perform any leasehold improvements to the Premises. All built in, excluding the reception desk, shall remain in the Subleased Premises for the Subtenant's use as well as four (4) workstations.

     All installation and improvements in and to the Subleased Premises shall be the responsibility of the Subtenant (the "Subtenant's Work") and shall be performed by the Subtenant at its sole cost and expense, the whole subject to the prior written approval of the Sublandlord and the Prime Landlord as provided in the Prime Lease before the commencement of the Subtenant's Work, such consent not to be unreasonably withheld. All of the Subtenant's Work shall be done by qualified licensed contractors and subcontractors who shall be subject to the reasonable approval of the Sublandlord and the Prime Landlord. All such Subtenant's Work shall be performed in a first class manner in accordance with the provisions of the Prime Lease.

     The Subtenant shall be responsible for obtaining all necessary building permits and approvals as required by the relevant regulatory authorities for the Subtenant's Work. Such permits and approvals must be secured before the Subtenant commence its Subtenant's Work. If required by the municipal authorities, the Subtenant shall also make application for an occupancy certificate for the Subleased Premises upon completion of the Subtenant's Work.

     11. ALTERATIONS

     Subtenant shall not make any alterations, improvements or installations in or to the Subleased Premises without the prior written consent of Sublandlord. All alterations and improvements shall be subject to the terms and conditions of the Prime Lease, and in those instances, if required, shall be subject to the Prime Landlord's approval as provided in the Prime Lease. Any alterations, improvements or installations consented to by Sublandlord shall be made in accordance with the terms and conditions of Prime Lease.

     12. REPAIRS AND MAINTENANCE

     Any repair and maintenance obligations with respect to the Subleased Premises, which are the responsibility of the Sublandlord, as tenant under the Prime Lease, shall be performed by Subtenant at Subtenant's sole cost and expense. Subtenant agrees that it will notify Sublandlord promptly of the need for any repair to the Subleased Premises, even if Sublandlord is not responsible for any such repair. Notwithstanding anything contained herein to the contrary, in the event that a condition exists in the Subleased Premises that Prime Landlord is obligated to repair under the terms of the Prime Lease, Subtenant shall so advise



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Sublandlord  and the Prime  Landlord.  Sublandlord  shall have no  liability  to
Subtenant for Prime Landlord's failure to make any such repair.

13.  UTILITIES AND SERVICES

     Subtenant shall be entitled to all those services and utilities which Prime Landlord is required to provide under the terms of the Prime Lease. Subtenant shall look solely to the Prime Landlord for the provision of such services and utilities, and Sublandlord shall not be responsible for Prime Landlord's failure to provide the same nor shall any such failure constitute an abrogation of any other terms or conditions of this Sublease. In addition to Subtenant's obligation to pay the cost of such utilities and services, to the extent that Prime Landlord charges Sublandlord for any services or utilities or increases the cost of such services or utilities and such charge or increase is due to Subtenant's use of the Subleased Premises or such utilities or services, Subtenant agrees to pay the charges therefore promptly upon receipt of Sublandlord's bill.

14.  ASSIGNMENT AND SUBLEASING

     Subtenant shall not have the right to assign this Sublease or sublet the Subleased Premises, in whole or in part, without the prior written consent of Sublandlord.

     Notwithstanding any such assignment or Sublease, the Subtenant shall remain solidarily liable with any assignee or sublessee of all the terms and conditions set out herein.

15.  INSURANCE

     Subtenant agrees to comply with all of the insurance requirements and obligations of Sublandlord as set forth in the Prime Lease and to name both Sublandlord and Prime Landlord as additional insureds on any required insurance policies.

16.  NON-BINDING MEDIATION

     a. If a dispute arises out of or relates to this Sublease, or its breach, and the parties have not been successful in resolving such dispute through negotiation, the parties agree to attempt to resolve the dispute through non-binding mediation by submitting the dispute for mediation in the English language to a sole mediator selected by the parties or, at the option of a party, to mediation by Centre d'arbitrage commercial national et international du Quebec (the "Centre"). If such dispute is not resolved by such non-binding mediation, the parties shall have the right to result to any remedies permitted by law. All defences based on passage of time shall be tolled during the mediation.

     b. The direct expenses of the mediation, including the compensation and expenses of the mediator and the fees of the Centre, shall be borne equally by the parties. All other costs incurred by the parties' legal expenses and their witnesses' expenses, shall be borne by the party incurring the expenses. The parties, their representatives, other participants and the mediator shall hold the existence, content and result of the mediation in confidence.

17.  COMPLIANCE WITH LAWS

     The Subtenant covenants that the Subleased Premises shall be used solely for the purpose permitted in the Prime Lease. Subtenant shall conduct its business in the Premises in a reputable and first class manner.

     In addition to any obligations under the Prime Lease, Subtenant shall promptly comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, Provincial and municipal Governments and of any and all their Departments and Bureaus applicable to the use and occupancy of the Subleased Premises by Subtenant or any subtenant or assignee of Subtenant, for the correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the Subleased Premises during the Term, or any renewal thereof, including without limitation all laws relating to environmental matters and shall also promptly comply with, and execute all rules, orders and regulations applicable for the prevention of fires (collectively referred to as "Legal Requirements") at its own cost and expenses. Nothing in this paragraph shall be deemed a consent to the alteration, subletting



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or assignment  of all or any portion of the Subleased  Premises or of all or any of Subtenant's interests in this Sublease.

     If Subtenant shall fail or neglect to comply with the aforesaid Legal Requirements, of if Subtenant shall fail or neglect to make any repairs required by the terms of this sublease, and if such breach continues for a period of fifteen (15) days after notice from Prime Landlord or Sublandlord regarding same, or, if the breach cannot be cured within fifteen (15) days, if Subtenant has not begun to cure the breach within such period and does not thereafter diligently prosecute the cure to completion, then Sublandlord or its agents may (but shall not be obligated to) enter the Subleased Premises and take such actions as necessary to cure the breach and comply with any and all of the said Legal Requirements, at the cost and expense of Subtenant; and, in case of Subtenant's failure to pay therefor, the said cost and expense shall be added to the next month's Rent and be due and payable as such.

18.  LIMITATIONS ON SUBLANDLORD'S LIABILITY

     a. Subtenant acknowledges that Sublandlord has made no representations or warranties with respect to the Building or the Subleased Premises except as provided in this sublease and Subtenant accepts the Subleased Premises in their "as is, where is" condition.

     b. If Sublandlord assigns its leasehold estate in the Building, Sublandlord shall have no obligation to Subtenant that arises after that assignment provided such assignee assumes all of the obligation herein towards the Subtenant. Subtenant shall then recognize sublandlord's assignee as Sublandlord of this Sublease.

     c. Notwithstanding any provisions of law to the contrary, Sublandlord shall not be required to perform any of the covenants and obligations of the Prime Landlord under the Prime Lease, and insofar as any of the obligations of the Sublandlord hereunder are required to be performed under the Prime Lease by the Prime Landlord thereunder, Subtenant shall rely on and look solely to the Prime Landlord for the performance thereof. If the Prime Landlord shall default in the performance of any of its obligations under the Prime Lease or breach any provision of the Prime Lease pertaining to the Subleased Premises, Subtenant shall have the right, at Subtenant's expense and upon prior notice to Sublandlord, and in the name of the Sublandlord to make any demand or institute any action or proceeding, in accordance with and not contrary to any provision of the Prime Lease, against the Prime Landlord under the Prime Lease for the enforcement of the Prime Landlord's obligations thereunder. Subtenant shall defend, indemnify and hold Sublandlord harmless from and against any suit, action, cost, expense, damage or liability which arises out of or results from or is alleged to arise out of or result from Subtenant's exercise of its rights under this paragraph.

19.  ESTOPPEL CERTIFICATES

     Either party hereto (the requested party) agrees that from time to time upon not less than fifteen (15) days prior notice by the other party (requesting party), the requested party or its duly authorized representative having knowledge of the following facts will deliver to the requesting party, or to such person or persons as the requesting party may designate, a statement in writing certifying (a) that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the Sublease as modified is in full force and effect); (b)the date to which the Rent and other charges have been paid; (c) that to the best of the requested party's knowledge, the requesting party is not in default under any provision of this Sublease or if in default, the nature thereof in detail.

20.  SUBORDINATION

     This Sublease shall be subject and subordinate to the Prime Lease, any emphyteutic, ground, operating, overriding or underlying leases and to any mortgage from time to time in existence against the Building or the land on which the Building is located.

21.  CASUALTY AND CONDEMNATION

     If the Prime Lease is terminated with respect to the Subleased Premises upon the occurrence of damage, destruction or expropriation pursuant to the provisions of the Prime



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Lease,  this  Sublease  shall  automatically  terminate  at the  same  time  and
Subtenant shall have no claim against Sublandlord or Prime Landlord for the loss of its subleasehold interest or any of Subtenant's property. If the Prime Lease is not terminated with respect to the Subleased Premises upon the occurrence of damage, destruction or expropriation, the provisions of the Prime Lease with respect to damages, destruction or expropriation shall apply to this Sublease and the Subleased Premises.

22.  CONSENT OR APPROVAL OF PRIME LANDLORD

     If the consent or approval of Prime Landlord is required under the Prime Lease with respect to any matter relating to the Subleased Premises, Subtenant shall be required first to obtain the consent or approval of Sublandlord with respect thereto and, if Sublandlord grants such consent or approval, Sublandlord or Subtenant may forward a request for consent or approval to the Prime Landlord, but Sublandlord shall not be responsible for obtaining such consent or approval. Sublandlord shall have no liability to Subtenant for the failure of Prime Landlord to give its consent.

23.  NOTICES

     All notices given pursuant to the provisions of this Sublease shall be in writing, addressed to the party to whom notice is given and sent registered or certified mail, return receipt requested, in a postpaid envelope or by nationally recognized overnight delivery service as follows:

        To Subtenant prior to the Commencement Date:

        Haemacure Corporation
        16771 Chemin Ste-Marie
        Kirkland, Quebec
        H9H 5H3
        Attention:  Mtre. Gilles Lemieux
        Telecopier No.:  (514) 630-7756

        To Subtenant after the Commencement Date:

        in the Subleased Premises
        Telecopier No.:  (514) 282-3358

        To Sublandlord:

        AT&T CANADA  ENTERPRISES  COMPANY  320 Front  Street,
        17th Floor Toronto, Ontario M5V 3L3
        Attention:  V.P. Legal Affairs and General Counsel
        Telecopier No.:  (416) 204-2954

        With a copy to:

        AT&T GLOBAL REAL ESTATE
        2333 Ponce de Leon Blvd. #938
        Coral Gables, Florida, U.S.A., 33134
        Attention:  Real Estate Manager
        Telecopier No.:  (305) 774-2101

     It is understood and agreed that unless specifically modified by this Sublease, Sublandlord shall be entitled to the length of notice required to be given Prime Landlord under the Prime Lease plus five (5) days and shall be entitled to give Subtenant the amount of notice required to be given tenant under the Prime Lease less five (5) days. All notices shall be deemed given upon receipt or rejection.



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


     Either party by notice to the other may change or add persons and places where notices are to be sent or delivered. In no event shall notice have to be sent on behalf of either party to more than three (3) persons.

24.  MOVABLE HYPOTHEC

     For the purpose of securing the performance by the Subtenant of all its obligations hereunder including, without limiting the generality of the foregoing, the payment of the Rent, the Tenant hypothecates to and in favour of the Sublandlord the universality of furniture, fixtures and other movable effects, present and fixture, garnishing the Subleased Premises at any time and from time to time, to the extent of the sum of sixty-five thousand Dollars ($65,000).

25.  INDEMNITY

     In the event that the Sub landlord is required to retain the services of a solicitor or enforce the fulfillment by the Subtenant of any of the obligations undertaken by it under the terms hereof, then, and in each such event, the Sublandlord shall be entitled to demand from the Subtenant and the Subtenant shall pay to the Sublandlord all reasonable expenses incurred therefor, including reasonable attorney fees incurred by the Sublandlord, and whether or not judicial proceedings are in fact instituted, an indemnity in the amount of fifteen percent (15%) of the amount otherwise owing to the Sublandlord by the Subtenant, such sum to indemnity the Sublandlord for additional administrative expenses in connection with the enforced fulfillment by the Subtenant of its obligations hereunder. Any sum due by the Subtenant hereunder when not paid on the due date and any sums expended by the Sublandlord for and on behalf of the Subtenant shall bear interest at the rate of interest stipulated in Section 7(d) hereof from the due date or the date of expenditure, as the case may be, to the date of payment.

26.  BROKERS

     The parties warrant that they have had no dealings with any real estate broker or agent in connection with this Sublease, except Royal LePage (the "Broker"). Each party covenants to pay, hold harmless and indemnify the other from and against any and all costs, expenses or liabilities for any compensation, commissions and charges claimed by any other broker or agent with respect to this Sublease or the negotiation thereof, based upon alleged dealings with the indemnifying party. Sublandlord agrees to pay the commissions of the Broker in accordance with a separate agreement.

27.  SUBLANDLORD'S AND SUBTENANT'S POWER TO EXECUTE

     Sublandlord (subject to Prime Landlord's consent) and Subtenant covenant, warrant and represent that they have full power and proper authority to execute this Sublease.

28.  TABLE OF CONTENTS - CAPTIONS

     The Table of Contents and the Captions appearing in this Sublease are inserted only as a matter of convenience and do not define, limit, construe or describe scope or intent of the sections of this Sublease nor in any way affect this Sublease.

29.  CONSENT TO SUBLEASE BY PRIME LANDLORD

     This Sublease shall not become operative until and unless the Prime Landlord has given to Sublandlord its consent hereto. Sublandlord shall not be responsible for Prime Landlord's failure to consent to this Sublease. Should Prime Landlord not consent to this Sublease, each party shall be released from all obligations with respect hereto and neither party shall have any further rights in law or in equity with respect to this Sublease.

30.  ENTIRE AGREEMENT

     This Sublease (which includes each of the exhibits attached hereto) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Sublease. This Sublease may not be changed, modified, terminated or discharged, in whole or in part, nor any of its provisions waived except by a written instrument which (a) shall expressly refer to this Sublease and (b) shall be executed by the party against whom enforcement of the change, modification, termination, discharge or waiver shall be sought.

31.  ENGLISH LANGUAGE

     The parties specifically declare that they have requested the present sublease and all writing relating thereto to be drawn up in the English language. Les parties declarent qu'elles ont demande que le present sous-bail et toute correspondance s'y relatant soient rediges en anglais.

         IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be property executed as of the day and year first above written.

ATTEST/WITNESS:                           AT&T CANADA ENTERPRISES
                                          COMPANY (SUBLANDLORD)

/s/  Teresa Tetley                        By: /s/  M.J. Provencher        (SEAL)
-----------------------------------           ----------------------------

Teresa Tetley                             M.J. Provencher
Law Group Administrator                   Director Finance
-----------------------------------       --------------------------------
Name and Title                            Name and Title


ATTEST/WITNESS:                           HAEMACURE CORPORATION (SUBTENANT)

/s/  Lyne Pare                            By: /s/  Gilles Lemieux         (SEAL)
-----------------------------------           ----------------------------

Lyne Pare                                 Gilles Lemieux
Controller                                Secretary
-----------------------------------       --------------------------------
Name and Title                            Name and Title

                                    EXHIBIT A

                                   Prime Lease

                                      LEASE

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1 - DEFINITIONS .......................................................1

    1.01     "Additional Rent".................................................1

    1.02     "Building"........................................................1

    1.03     "Business Tax"....................................................2

    1.04     "Leasehold Improvements"..........................................2

    1.05     "Mortgage"........................................................2

    1.06     "Mortgagee".......................................................2

    1.07     "Normal Business Hours"...........................................2

    1.08     "Office Tower"....................................................2

    1.09     "Operating Costs".................................................2

    1.10     "Person"..........................................................3

    1.11     "Proportionate Share".............................................3

    1.12     "Rentable Area"...................................................3

    1.13     "Taxes"...........................................................4

    1.14     "Trade Fixtures"..................................................4

ARTICLE 2 - PREMISES - TERM AND USE ...........................................4

    2.01     Rentable Area ....................................................4

    2.02     "Term"............................................................4

    2.03     Use and Conduct of Business ......................................4

    2.04     Right of Landlord to Relocate ....................................4

ARTICLE 3 - RENT AND ADDITIONAL RENT ..........................................5

    3.01     Additional Rent ..................................................5

    3.02     Rent .............................................................5

    3.03     Net Lease.........................................................5

    3.04     Estimated Taxes and Operating Costs...............................5

    3.05     Business Taxes....................................................6

    3.06     Taxes.............................................................6

    3.07     Adjustment of Taxes...............................................6

    3.08     Contesting Taxes..................................................6

    3.09     Assessment Notices................................................6

    3.10     Time for Payment of Additional Rent...............................6

    3.11     Interest..........................................................6

    3.12     Utilities.........................................................6

    3.13     Tubes and Ballasts................................................7

    3.14     Meters............................................................7

    3.15     Recalculating Rentable Area.......................................7

ARTICLE 4 - CONTROL OF THE OFFICE TOWER .......................................7

    4.01     Landlord's Services...............................................7

    4.02     Alterations by Landlord...........................................7

ARTICLE 5 - ACCESS AND ENTRY ..................................................8

    5.01     Right to Examine..................................................8

    5.02     Not to Obstruct...................................................8

    5.03     Right to Show Premises............................................8

    5.04     Entry Not Forfeiture..............................................8

ARTICLE 6 - MAINTENANCE, REPAIRS AND ALTERATIONS...............................8

    6.01     Maintenance by Landlord...........................................8

    6.02     Exclusion of Liability............................................8

    6.03     Landlord Performing Tenant's Obligations..........................9

    6.04     Maintenance by Tenant.............................................9

    6.05     Compliance with Laws..............................................9

    6.06     Tenant's Alterations..............................................9

    6.07     Tenant's Alterations Performed by Landlord........................9

    6.08     Repair Where Tenant at Fault......................................9

    6.09     Removal of Improvements and Fixtures..............................9

    6.10     Unremoved Trade Fixtures.........................................10

    6.11     Privileges.......................................................10

    6.12     Notice by Tenant.................................................10

ARTICLE 7 - INSURANCE AND INDEMNITY...........................................10

    7.01     Tenant's Insurance...............................................10

    7.02     Policy Requirements..............................................11

    7.03     Failure of Tenant to Insure......................................11

    7.04     Increase in Insurance Premiums...................................11

    7.05     Cancellation of Insurance........................................11

    7.06     Loss or Damage...................................................12

    7.07     Indemnification of the Landlord..................................12

    7.08     Landlord's Insurance.............................................12

    7.09     No Benefits to Tenant............................................12

ARTICLE 8 - DAMAGE AND DESTRUCTION ...........................................13

    8.01     No Abatement.....................................................13

    8.02     Damage to Premises...............................................13

    8.03     Right of Termination.............................................13

    8.04     Destruction of Office Tower......................................14

    8.05     Architect's Certificate..........................................14

ARTICLE 9 - ASSIGNMENT, SUBLETTING AND TRANSFERS..............................14

    9.01     Assignment, Subletting and Transfers.............................14

    9.02     Landlord's Right to Terminate....................................15

    9.03     Conditions of Landlord's Consent.................................15

    9.04     Conditions of Transfer...........................................15

    9.05     Tenant Not Released..............................................15

    9.06     No Partial Payments of Rent......................................15

    9.07     Documentation....................................................16

    9.08     Change of Control................................................16

ARTICLE 10 - DEFAULT..........................................................16

    10.01    Events of Default................................................16

    10.02    Remedies.........................................................17

    10.03    Costs............................................................17

    10.04    Imputation of Payments...........................................17

    10.05    Survival of Obligations..........................................17

ARTICLE 11 - ATTORNEMNT AND SUBORDINATION ....................................18

    11.01    Status Statement.................................................18

    11.02    Subordination....................................................18

    11.03    Attornment.......................................................18

    11.04    Execution of Documents...........................................18

ARTICLE 12 - GENERAL PROVISIONS...............................................18

    12.01    Rules and Regulations............................................18

    12.02    Overholding......................................................18

    12.03    Waiver...........................................................18

    12.04    Registration.....................................................18

    12.05    Notices..........................................................18

    12.06    Successors.......................................................19

    12.07    Joint and Several Liability......................................19

    12.08    Captions and Section Numbers.....................................19

    12.09    Extended Meanings................................................19

    12.10    Partial Invalidity...............................................19

    12.11    Entire Agreement.................................................20

    12.12    Governing Law....................................................20

    12.13    Force Majeure....................................................20

    12.14    Accord and Satisfaction..........................................20

    12.15    No Partnership or Mandate........................................20

    12.16    No Option........................................................20

ARTICLE 13 - MOVEABLE HYPOTHEC................................................20

ARTICLE 14 - SPECIAL PROVISIONS...............................................20

    14.01    Parking..........................................................20

    14.02    Landlord's Improvements..........................................21

    14.03    Cancellation Privilege...........................................21

    14.04    Early Occupancy..................................................21

    14.05    Option to Renew..................................................21

    14.06    First Opportunity to Lease Additional Premises...................21

ARTICLE 15 - LANGUAGE.........................................................21

SIGNATURES ...................................................................22



SCHEDULE A - FLOOR PLAN
SCHEDULE B - RULES AND REGULATIONS
SCHEDULE D - LANDLORD'S IMPROVEMENTS

     THIS LEASE made as of the 24th day of January, 1997.

BETWEEN:

     LONDON ( LIFE INSURANCE COMPANY/LONDON LIFE COMPAGNIE D'ASSURANCE VIE, a corporation duly incorporated under the laws of Canada with a place of business in the province of Quebec situated at 2001 University Street, Montreal, Quebec, H3A 2A6

     (hereinafter called the "Landlord")

AND:

     AT&T COMMUNICATIONS SERVICES CANADA INC., a corporation duly incorporated under the laws of Canada with the place of business in the province of Quebec situated at 1675 Trans Canada Highway, suite 200, Dorval, Quebec, H9P 1J2


     (hereinafter called the Tenant")











WHEREAS:

A. The Landlord is the registered emphyteutic lessee (under the emphyteutic lease registered on February 19, 1973 under number 2406875 in the Registration Division of Montreal, together with the amendments, assignments and continuations thereto) of those lands hereinafter called the "Lands") and the owner of the building thereon erected bearing civic number 2001 University Street, in the City of Montreal (hereinafter called the "Building").

B. The Tenant has offered to lease an approximately 4,045 square foot portion of the fourth (4th) floor of the Building as shown outlined in red on the floor plan attached hereto as Schedule "A" (hereinafter called the "Premises").

NOW THEREFORE THIS LEASE WITNESSES that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord hereby Leases the Premises to the Tenant on the terms, conditions and covenants hereinafter set forth:

                            ARTICLE 1 - DEFINITIONS
                            -----------------------

In this Lease:

     1.01 "Additional Rent" means all sums of money required to be paid or reimbursed by the Tenant to the Landlord under this Lease and, more particularly but without restriction to the generality of the foregoing, under Article 3 hereof, other than Rent and whether or not the same are specifically designated "Additional Rent" elsewhere in this Lease.

     1.02 "Building" means the Building as described in recital A above and including all premises rented or intended to be rented therein, whether for office, restaurant, retail, banking or other purposes; and facilities serving the Building or having utility in connection therewith, as determined by the Landlord, whether or not located directly under the Building, which areas and facilities may include, without limitation, internal malls, sidewalks and plazas, exhibit areas, storage and mechanical areas, janitor rooms, mailrooms, telephone, mechanical and electrical rooms, stairways, escalators, elevators, truck and receiving areas, driveways, parking facilities, loading docks and corridors.

     1.03 "Business Tax" means all taxes, other than the Taxes, (whether imposed on the Landlord or Tenant) attributable to the personal property, Trade Fixtures, business, income, occupancy or sales of the Tenant or any other occupancy of the Premises or arising or imposed as a result of the entering into of this lease or arising or based upon payment of Rent or Additional Rent and to any Leasehold Improvements installed in the Premises by the Tenant and to the use of the Building or Lands by the Tenant.

     1.04 "Leasehold Improvements" shall include, without limitation, all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed in the Premises by or on behalf of the Tenant or any previous occupant of the Premises, including signs and lettering, partitions, doors and hardware however affixed and whether or not movable, all mechanical, electrical and utility installations and all carpeting and drapes with the exception only of furniture and equipment not in the nature of fixtures.

     1.05 "Mortgage" means any and all mortgages, charges, debentures, security agreements, trust deeds, hypothecs or like instruments resulting from financing, refinancing or collateral financing (including renewals or extensions, thereof) made or arranged by the Landlord of its interest in all or any part of the Lands and Building.

     1.06 "Mortgagee" means the holder of, or secured party under, any Mortgage and includes any trustee for bondholders.

     1.07 "Normal Business Hours" means the hours from 8:00 a.m. to 6.00 p.m. on Mondays to Fridays, excluding holidays.

     1.08 "Office Tower" means this part of the Building composed of 16 floors immediately above the parking level and excluding the two (2) floors of mechanical plant located in the Building.

     Notwithstanding, for the purposes of Sections 1.09 and 1.13, "Office Tower" means that part of the Building composed of the 16 office floors immediately above the parking level and the 2 floors of the mechanical plant located in the Building.

     1.09 "Operating Costs" means (without duplication) any amounts paid or payable whether by the Landlord or by others on behalf of the Landlord, for the maintenance, operation, repair, replacement to and administration of the Lands and Office Tower or allocated by the Landlord to the Lands and Office Tower and for services provided generally to tenants, calculated as it the Office Tower was 100% occupied by tenants, including without limitation:

           (a) the cost of insurance which the Landlord obtains with respect to the Building;

           (b) the cost of security, janitorial, landscaping, window cleaning, garbage removal and snow removal services;

           (c)  the cost of heating, ventilating and air conditioning;

           (d) the cost of fuel, steam, water, electricity, telephone and other utilities used in the maintenance, operation or administration of the Office Tower, including charges and imposts related to such utilities to the extent such costs, charges and imposts are not recoverable from other tenants;

           (e) salaries, wages and other amounts paid or payable for all personnel involved in the administration, leasing, repair, maintenance, operation, security, supervision or cleaning of the Lands and Office Tower, including fringe benefits, unemployment and workmen' s compensation insurance premiums, pension plan contributions and other employment costs;

           (f)  auditing,   accounting,   legal  and  other   professional   and
                consulting fees and disbursements charged by consultants and professionals including architects, engineers and other experts;

           (g) the costs of repairing, operating and maintaining the Lands and Office Tower and the equipment serving the Lands and Office Tower and of all equipment, including those incurred by the Landlord in order to comply with laws or regulations affecting the Office Tower;

           (h)  the costs  incurred by the Landlord in providing and  installing
                energy  conservation   equipment  or  systems  and  life  safety
                systems;

           (i) the costs incurred by the Landlord to make alterations, replacements or additions to the Office Tower intended to reduce operating costs, improve the operations of the Office Tower or maintain its operation as a first-class office building;

           (j) the costs incurred to replace machinery or equipment which by its nature requires periodic replacement provided that such costs are fully chargeable in the fiscal year in which they are incurred in accordance with sound accounting principles;

           (k) the cost of the leasing of all equipment, supplies, tools, materials and signs;

           (l) all costs including legal, appraisal and other professional fees, and administration and overhead costs incurred by the Landlord in contesting Taxes or appealing related assessments;

           (m) depreciation or amortization of the costs referred to in subparagraph (h) and (i) above as determined by the Landlord in accordance with sound accounting principles, if such costs have not been charged fully in the fiscal year in which they are incurred;

           (n) the property management fee paid by the Landlord for the administration and management of the Office Tower including the leasing thereof and, in the event the Landlord manages the Office Tower on its own behalf, a reasonable amount equal to what such fee would be if the Landlord had hired a property management company to manage the Office Tower.

           Providing that Operating Costs shall not include or will have deducted therefrom as the case may be:

           (o) all amounts which otherwise would be included in Operating Costs which are to be recovered by the Landlord from tenants as a result of any act, omission, default or negligence of such tenants rather than as Operating Costs;

           (p) all amounts which otherwise would be included in Operating Costs which are recovered from insurance proceeds;

           (q)  interest on capital debt.

     1.10 "Person" means any individual, partnership, company, corporation, board or authority or any group or combination of individuals, partnerships, companies, corporations, boards or authorities.

     1.11 "Proportionate Share" means a fraction which has as its numerator the Rentable Area of the Premises and as its denominator the total Rentable Area of the Office Tower as adjusted by the Landlord from time to time to take account of any structural, functional or other changes and calculated as if each floor were occupied by one tenant but excluding the parking, storage spaces and retail areas.

     1.12 "Rentable Area" means approximately 4,045 square feet as stipulated in the preamble of the Lease, measured in accordance with American National Standard, as provided by the Building Owners and Managers Association ("BOMA"), year 1980 (reaffirmed in 1989). The Rentable Area is subject to adjustment if the actual physical measurements as determined by the Landlord or its designer or architect differ from the approximate measurements and, in such event, the Rent and Proportion Share calculated in whole or in part with reference to the Rentable Area will be adjusted accordingly.

     The actual ratio of the total floor area of the whole floor on which the Premises are located is approximately 1.172% to the aggregate floor area of all premises on such floor. The Landlord may change the factor referred to herein if the measurement method set out in the previous paragraph reveals a change in the size of the Rentable Area.

     1.13 "Taxes" means all taxes, levies, charges, local improvement rates and assessments whatsoever assessed, charged or levied against the Lands or the Office Tower or any part thereof by any lawful taxing authority and including any amounts assessed or charged in substitution for or in lieu of any such taxes and including the Goods and Services Tax (G.S.T.) and the Provincial Sales Tax (P.S.T.) also including Landlord's tax on capital and on its place of business in the Building, but excluding such taxes as capital gains, income, profit or excess profit taxes to the extent such taxes are not assessed, shared or levied in lieu of any of the foregoing against the Lands, the Office Tower or the Landlord.

     The amount of Taxes which shall be deemed to have been assessed, charged or levied in respect of the Office Tower and Lands shall be such amount as the legal authority imposing Taxes shall have attributed to the Office Tower and Lands respectively, or in the absence of such attribution or, if such legal authority shall include the retail area of the Building in levying or imposing such taxes, such amount as the Landlord in the exercise of reasonable judgment shall establish.

     1.14 "Trade Fixtures" means trade fixtures, provided that it shall not include:

           (a) heating, ventilating or air conditioning systems, facilities and equipment in or serving the Premises;

           (b)  floor covering affixed to the floor of the Premises;

           (c)  light fixtures;

           (d)  internal stairways and doors; and

           (e) any fixtures, facilities, equipment or installations installed by or at the expense of the Landlord.

                      ARTICLE 2 - PREMISES - TERM AND USE
                      -----------------------------------


RENTABLE AREA

     2.01  The Rentable Area of the Premises is approximately 4,045 square feet.

TERM

     2.02 The Tenant to have and to hold the Premises for a term of 5 years and 5 months (herein called the "Term") commencing on the 1st day of January 1997 (herein called the "Commencement Date") and expiring on the 31st day of May 2002 unless sooner terminated pursuant to any provision hereof.


USE AND CONDUCT OF BUSINESS

     2.03 The Tenant shall use the Premises only as business offices and for no other purpose whatsoever and the Tenant shall conduct its business in the Premises in a reputable and first-class manner.

RIGHT OF LANDLORD RELOCATE

     2.04 The Landlord shall have the right at any time during the Term or during any extension or renewal thereof to make minor alterations to the Premises within the Office Tower. The Landlord agrees to consult with the Tenant with a view to obtaining agreement regarding such alteration and failing such agreement, the Landlord may terminate this Lease, upon written notice to the Tenant of not less than 90 days. In the event of any such minor alterations to the Premises, the Landlord agrees to cause as little disruption to the Tenant as reasonably possible in the circumstances and to bear all costs reasonably incurred by the Tenant and resulting directly from such alteration to the

           Premises. However, the Landlord shall not be liable for any other expenses or damages whatsoever resulting from such minor alterations.

                      ARTICLE 3 - RENT AND ADDITIONAL RENT
                      ------------------------------------

ADDITIONAL RENT

     3.01 The Tenant shall pay Additional Rent from the Commencement Date without prior demand and without any deduction, abatement, setoff or compensation and if the Commencement Date is not on the first day of a calendar month, or if this Lease does not commence or terminate on the date or dates that each item of Additional Rent that is a monthly or an annual amount is due then the Additional Rent for such proportion of a month or year will be prorated on a per diem basis.

RENT

     3.02 This Lease is made for and in consideration of a total Rent of one hundred and fifty one thousand six hundred and eighty seven dollars and fifty cents, ($151,687.50), lawful money of Canada which Rent the Tenant binds and obliges itself to pay to the Landlord, its successors and assigns, at its office in Montreal or at such other place or to such other person as may be specified from time to time by the Landlord, as follows:

           In equal consecutive monthly installments, in advance on the first day of each and every calendar month during the Term in an amount equal to the product obtained by multiplying the Rentable Area of the Premises by seven dollars and fifty cents ($7.50).

           Provided the Tenant is not in default of Its obligations stipulated in the Lease it shall be entitled to five free months of rent during the Term of the Lease. The first two months of free rent will arise during the first two months of the first year of the Lease; the second two months of free rent will occur on the first two months of the second year of the Lease; the last month of free rent will take place on the first month of the third year of the Lease.

NET LEASE

     3.03 This Lease is intended to be a completely net lease to the Landlord except as otherwise expressly herein set out and the Landlord will not be responsible for any expenses, costs, charges or outlays of any nature arising from or relating to the Premises, or the use or occupancy thereof, or the contents thereof or the business carried on therein and the Tenant shall pay all charges, impositions, costs, expenses and outlays of every nature and kind relating to the Premises except as otherwise expressly herein set out, including such as may be incurred by or paid by the Landlord on Tenant's behalf.

ESTIMATED TAXES AND OPERATING COSTS

     3.04 The Tenant shall pay its Proportionate Share of Taxes and Operating Costs and covenants and agrees with the Landlord that:

           (a) the amount of Taxes and Operating Costs may be estimated by the Landlord for such period as the Landlord determines from time to time, and the Tenant agrees to pay to the Landlord the amounts so estimated in equal monthly installments, in advance, on the first day of each month during such period and, notwithstanding the foregoing, when bills for all or any portion of the amounts so estimated are received, the Landlord may bill the Tenant for the Tenant's Proportionate Share thereof (or in the case of Taxes the amount determined under Section 3.07 below, if applicable) after crediting against such amounts any monthly payments of estimated Taxes and Operating Costs previously made by the Tenant and the Tenant shall forthwith pay the Landlord the amounts so billed;

           (b) within a reasonable time after the end of the period for which such estimated amounts have been paid, the Landlord shall submit to the Tenant a statement showing the calculation of the Tenant's Proportionate Share of Taxes or Operating Costs, as the case may be, together with a report from the Landlord as to the total amount of Operating Costs which report shall be final and binding upon the Landlord the Tenant and the Guarantor, if any, and:

                (i) if the amount the Tenant has paid is less than the amounts due, the

                      Tenant shall pay such deficiency to the Landlord; or

                (ii) if the amount the Tenant has paid is greater than the amounts due, the Landlord shall repay such excess to the Tenant.

           Failure of the Landlord to render any statement of Taxes or Operating Costs shall not prejudice the Landlord's right to render such statement thereafter or with respect to any such statement the Landlord shall have the right to subsequently render an amended or corrected statement.

BUSINESS TAXES

     3.05 The Tenant shall pay when due all Business Tax and if the Business Tax is payable by the Landlord to the relevant taxing authority, the Tenant shall pay the amount thereof to the Landlord or as it directs provided that if no separate tax bills for Business Tax are issued with respect to the tenant or the Premises, the Landlord may reasonably allocate Business Tax charged, assessed or levied against the Office Tower or the Lands to the Tenant and other tenants of the Office Tower.

TAXES

     3.06 The Tenant shall promptly pay to the Landlord or the relevant taxing authority, as the Landlord may direct, not later than the due date thereof, its Proportionate Share of the Taxes.

ADJUSTMENT OF TAXES

     3.07 If the Landlord obtains a written statement from the assessment or taxing authorities indicating that as a result of any construction or installation of improvements in the Premises by the Tenant or on its behalf, or any act or election of the Tenant, the Taxes payable by the Tenant calculated using its Proportionate Share does not accurately reflect the Tenant's proper share of Taxes, the Landlord may require the Tenant to pay such greater or lesser amount as is determined by the Landlord, acting reasonably.

CONTESTING TAXES

     3.08 The Landlord may: contest any Taxes and appeal any assessments with respect thereto; withdraw any such contestation or appeal; and agree with the taxing authorities on any settlement or compromise with respect to Taxes and the Tenant will cooperate with the Landlord in respect of any such contestation or appeal and will provide the Landlord with all relevant information, documents and consents required by the Landlord in connection with any such contestation or appeal and the Tenant will not contest any Taxes or appeal any assessments related thereto without the Landlord's prior written consent.

ASSESSMENT NOTICES

     3.09 The Tenant shall promptly deliver to the Landlord on request, copies of assessment notices, tax bills and other documents received by the Tenant relating to Taxes and Business Tax and receipts for payment of Taxes and Business Tax payable by the Tenant.

TIME FOR PAYMENT OF ADDITIONAL RENT

     3.10 If for a particular item of Additional Rent no specific time for payment is given elsewhere in this Lease then such Additional Rent shall be payable by the Tenant to the Landlord within 5 business days after demand.

INTEREST

     3.11 All Rent or Additional Rent not paid when due shall bear interest from the date on which the same became due until the date of payment at a rate of interest that is 5% per annum greater than the rate of interest for commercial demand loans to its most creditworthy customers charged by The Toronto Dominion Bank, from time to time, at its offices located at 2001 University Street in Montreal, Quebec.

UTILITIES

     3.12 The Tenant shall pay to the Landlord as Additional Rent or as the Landlord directs, for all gas, electricity, steam, sewage and other utilities used or consumed on or in respect of the Premises and if not separately metered or charged to the Tenant such utilities will be allocated to the Tenant in the discretion of the Landlord reasonably exercised. Charges for utilities shall be payable in advance on the first day of each month at a basic rate determined by the Landlord and the Landlord shall be entitled to allocate to the Premises an additional charge for any supply of utilities to the Premises in excess of those covered by such basic charge. If any utility rates or related taxes or charges are increased or decreased during the Term, such charges shall be equitably adjusted and the decision of the Landlord, acting reasonably, shall be final and binding with respect to any such adjustment.

TUBES AND BALLASTS

     3.13 The Landlord shall have the exclusive right to replace bulbs, tubes at ballasts in the lighting system in the Premises, on either an individual or a group basis and the Tenant shall pay the cost of such replacement on the first day of each month or, if so required by the Landlord, upon demand.

METERS

     3.14 The Landlord shall pay the cost of installing and maintaining any separate meters reasonably required to measure the usage of utilities in the Premises.

RECALCULATING RENTABLE AREA

     3.15 The Landlord may from time to time remeasure the area of the Premises and recalculate the Rentable Area in accordance with the American National Standard, as provided by the BOMA and shall adjust the Tenant's Proportionate Share accordingly and the effective date of any such adjustment shall be:

           (a) in the case of an adjustment to the Rentable Area resulting from a change in the aggregate area of all office premises on the floor on which the Premises are situated, the date on which such change occurred; and,

           (b) in the case of a correction to any measurement or calculation error, the date as of which such error was introduced in the calculation of Proportionate Share.

                    ARTICLE 4 - CONTROL OF THE OFFICE TOWER
                    ---------------------------------------

LANDLORD'S  SERVICES

     4.01  The Landlord covenants that it will:

           (a) provide climate control to the Premises during normal Business Hours to maintain a temperature adequate for normal occupancy except during the making of repairs, alterations or improvements and provided that the Landlord shall have no liability for failure to supply climate control service when stopped as aforesaid or when prevented from doing so by the carrying out of repairs, alterations or improvements, or causes beyond the Landlord's reasonable control and provided further that any rebalancing of the climate control system in the Premises necessitated by the installation of partitions, equipment or fixtures by the Tenant or by any use of the Premises not in accordance with the design standards of such system will be performed by the Landlord at the Tenant's expense;

           (b) subject to the rules and regulations set out in Schedule "B" hereto as amended from time to time, provide elevator service in the Building during Normal Business Hours for use by the Tenant in common with others, except when prevented by repairs, alterations, improvements or other causes beyond Landlord's reasonable control and operate at least one passenger elevator in the Building for use by tenants at all times;

           (c) provide cleaning services in the Office Tower consistent with the standards of a first-class office building and the whole as set out in Schedule "C" hereto;

           (d) subject to Sections 3.12 to 3.14, make available to the Premises electricity for normal lighting and miscellaneous power requirements and in normal quantities, gas, water, and other public utilities generally made available by the Landlord to other premises in the Office Tower.

ALTERATIONS BY LANDLORD

     4.01  The Landlord nay:

           (a)  alter,  add  to,  subtract  from,  construct   improvements  to,
                rearrange, and build additions to or additional storeys on the Building and construct additional buildings on the Lands;

           (b)  relocate the facilities and improvements of the Building;

           (c) do such things on or in the Building as required to comply with any laws, bylaws, regulations, orders or directives affecting the Building; and

           (d) do such other things on or in the Building as the Landlord, in the use of good business judgment determines to be advisable;
                provided  that,   notwithstanding  anything  contained
                in this Section, access to the Premises shall at all times be available from the elevator lobbies of the Building and provided that the Landlord will not be liable for any loss, costs or damages, whether direct or indirect, incurred by the Tenant due to any of the foregoing.

                          ARTICLE 5 - ACCESS AND ENTRY
                          ----------------------------

RIGHT TO EXAMINE

     5.01 The Landlord shall be entitled at all reasonable times (and at any time in case of emergency) to enter the Premises to examine them, to make such repairs, alterations or improvements in the Premises as the Landlord considers necessary or desirable, to have access to underfloor and aboveceiling ducts and access panels to check, calibrate, adjust and balance controls and other parts of the heating systems, and for any other purpose necessary to enable the Landlord to perform its obligations or exercise its rights under this Lease.

NOT TO OBSTRUCT

     5.02 The Tenant will not obstruct any pipes, conduits or mechanical or electrical equipment so as to prevent reasonable access thereto and the Landlord shall exercise its rights under this Article, to the extent possible in the circumstances, in such manner so as to minimize interference with the Tenant's use and enjoyment of the Premises.

RIGHT TO SHOW PREMISES

     5.03 The Landlord and its agents have the right to enter the Premises upon reasonable notice at all reasonable times during Normal Business Hours to show them to prospective purchasers, or Mortgagees or prospective Mortgagees, and, during the last nine months of the Term or any renewal thereof, to prospective tenants.


ENTRY NOT FORFEITURE

     5.04 No entry into the Premises or anything done thereto or therein by the Landlord pursuant to a right granted by this Lease shall constitute a breach of any covenant for quiet enjoyment, or (except where expressed by the Landlord in writing) shall constitute a re-entry or forfeiture, or an actual or constructive eviction and the Tenant shall have no claim for injury, damages or loss suffered as a result of any such entry or thing except in the case of willful misconduct by the Landlord in the course of such entry, but the Landlord shall in no event be responsible for the acts or negligence of any Persons providing cleaning services in the Building.

                ARTICLE 6 - MAINTENANCE, REPAIRS AND ALTERATIONS
                ------------------------------------------------

MAINTENANCE BY LANDLORD

     6.01 The Landlord covenants to keep in good repair as would a prudent owner:

           (a) the structure of the Building including exterior walls and roofs;

           (b)  the mechanical, electrical and other base Building systems; and

           (c) the entrance, lobbies, plazas, stairways, corridors, parking areas and other facilities from time to time provided for use in common by the Tenant and other tenants of the Building,

           provided that, if such maintenance or repairs are required by law due to the business carried on by the Tenant, then the full cost of such maintenance and repairs plus a sum equal to 15% of such cost shall be paid by the Tenant to the Landlord as Additional Rent.

EXCLUSION OF LIABILITY

     6.02 The Landlord shall not be responsible for any damages suffered by the Tenant by reason of failure of any equipment or facilities serving the Building or delays in the performance of any work for which the Landlord is responsible under this Lease. The Landlord shall have the right to stop, interrupt or reduce any services, systems or utilities provided to, or serving the Building or Premises to perform repairs, alterations or maintenance or to comply with laws or regulations, or the requirements or directives of its insurers, or for causes beyond the Landlord's reasonable control or as a result of the Landlord exercising its rights under Section 4.02. The Landlord shall not be in breach of its covenant for quiet enjoyment or liable for any loss, costs or damages, whether direct or indirect, incurred by the Tenant due to any of the foregoing, but the Landlord shall make reasonable efforts to restore the services, utilities or systems so stopped, interrupted or reduced.


LANDLORD PERFORMING TENANT'S OBLIGATIONS

     6.03 If the Tenant fails to carry out any maintenance, repairs or work required to be carried out by it under this Lease to the reasonable satisfaction of the Landlord, the Landlord may carry out such maintenance or repairs without any liability for any resulting damage to the Tenant's property or business and the cost of such work, plus a sum equal to 15% of such cost shall be paid by the Tenant to the Landlord as Additional Rent.

MAINTENANCE BY TENANT

     6.04 The Tenant, shall, at its sole cost and expense, repair and maintain the Premises (exclusive of base building mechanical and electrical systems), all to a standard consistent with a first-class office building, with the exception only of those repairs which are the obligation of the Landlord under the Lease and subject to the provisions on damage and destruction in Article 8. The Landlord may enter the Premises at all reasonable times to view their condition and the Tenant shall maintain and keep the Premises in good and substantial repair according to notice in writing. At the expiration or earliest termination of this Lease, the Tenant shall surrender the Premises to the Landlord in as good condition and repair as the Tenant is required to maintain the Premises throughout the Term subject to normal wear and tear.


COMPLIANCE WITH LAWS

     6.05 The Tenant shall, at its own expense, promptly comply with all city, municipal, provincial, federal or other governmental laws, bylaws, and orders and with all reasonable requirements or directives of the Landlord's insurers affecting the Premises or their use, repair or alteration.


TENANT'S ALTERATIONS

     6.06 No replacements, improvements or alterations shall be made to the Premises by the Tenant without the Landlord's prior written approval. The Tenant shall submit to the Landlord details of the proposed work including, if required by the Landlord, drawings and specifications prepared by qualified architects or engineers conforming to good architectural or engineering practice and all such replacements, improvements or alterations shall be performed:

           (a) in a good and workmanlike manner at the sole cost of the Tenant by contractors and workmen approved by the Landlord;

           (b) in accordance with drawings and specifications approved by the Landlord if such drawings and specifications were required and, in any event, in accordance with all applicable legal and insurance requirements;

           (c) subject to the reasonable regulations, supervision, control and inspection of the Landlord; and

           (d) subject to such waiver, renunciation of and/or indemnification against liens, lien claims, privileges and expenses as the Landlord reasonably requires.

           The Landlord will bill the Tenant for the Landlord's reasonable cost of any consultants or supervision required by the Landlord as result of the Tenant's work.

TENANT'S ALTERATIONS PERFORMED BY LANDLORD

     6.07 If any replacements, improvements or alterations by the Tenant would affect the structure of the Building or any of the electrical, plumbing, mechanical, heating, ventilating or air conditioning systems or other base BY building systems, then such work shall, at the option of the Landlord, be performed by the Landlord at LAND-LORD the Tenant's expense and on completion of such work, the cost of the work plus a sum equal to 15% of said cost shall be paid by the Tenant to the Landlord as Additional Rent.

REPAIR WHERE TENANT AT FAULT

     6.08 Notwithstanding any other provisions of this Lease, if the Building or any part thereof is damaged or destroyed or requires repair, replacement or alteration as a result of any act or omission of the Tenant, its employees, agents, invitees, licensees, contractors a sum or those for whom it is in law responsible, the cost of the resulting repairs, replacements or alterations plus equal to 15% of such cost, shall be paid by the Tenant to the Landlord as Additional Rent.

REMOVAL IMPROVEMENTS AND FIXTURES

     6.09 All Leasehold Improvements (other than Trade Fixtures) shall immediately upon their placement become the Landlord's property without compensation to the Tenant. Except as otherwise agreed by the Landlord in FIXTURES writing, no Leasehold Improvements shall be removed from the Premises by the Tenant either during or at the expiry or sooner termination of this Lease except that the Tenant may, with the prior consent of Landlord, in the usual course of its business, remove its Trade Fixtures provided that the Tenant is not then in default under this Lease and provided that such Trade Fixtures have become excess to the Tenant's needs or the Tenant is substituting new and similar Trade Fixtures therefore.

           (a) the Tenant may with the prior consent of Landlord, in the usual course of its business, remove its Trade Fixtures provided that the Tenant is not then in default under this Lease and provided that such Trade Fixtures have become excess to the Tenant's needs or the Tenant is substituting new and similar Trade Fixtures therefore; and

UNREMOVED TRADE FIXTURES

     6.10 If the Tenant does not remove its Trade Fixtures at the expiry or earlier termination of this Lease, the Trade Fixtures shall, at the option of the Landlord, become the property of the Landlord and may be removed from the Premises and sold or disposed of by the Landlord in such manner as it deems advisable. If the Tenant fails to complete any work referred to in Section 6.09 within 30 days following the expiry or earlier termination of this Lease, the Tenant shall pay compensation to the Landlord for each day following such 30th day until the completion of such work at a rate equal to double the per diem Rent and Additional Rent payable during the last month preceding the expiry or earlier termination of this Lease, which sum is agreed by the parties to be a reasonable estimate of the damages suffered by the Landlord for loss of use of the Premises.

HYPOTHEC

     6.11 The Tenant shall promptly pay for all materials supplied and work done in respect of the Premises so as to ensure that no lien or hypothec is registered against the lands or Building or against the Landlord's or Tenant's interest therein. If a lien or hypothec is registered or filed, the Tenant shall discharge it at its expense forthwith, failing which the Landlord may, at its option, discharge the lien or hypothec by paying the amount claimed to be due into Court or directly to the lien or hypothec any claimant and the amount so paid and all expenses of the Landlord including legal fees (on a solicitor and client basis) shall be paid by the Tenant to the Landlord as Additional Rent.

NOTICE BY TENANT

     6.12 The Tenant shall notify the Landlord of any accident, defect, damage or deficiency in any part of the Premises or the Building which comes to the attention of the Tenant, its employees or contractors notwithstanding that the Landlord may have no obligation in respect thereof.

                      ARTICLE 7 - INSURANCE AND INDEMNITY
                      -----------------------------------

TENANT'S INSURANCE

     7.01 The Tenant, at its sole cost and expense, shall place and maintain the following insurance until the expiration or earlier termination of this Lease:

           (a) "All Risks" (including flood and earthquake) property insurance with deductibles not exceeding 3% of the amount insured, naming the Tenant, the Landlord, and any Mortgagee as insured parties, containing a waiver of any subrogation rights which the Tenant's insurers may have against the Landlord and against those for whom the Landlord is in law responsible, and (except with respect to the Tenant's moveables and moveable effects) incorporating the Mortgagee's standard mortgage clause and such insurance shall include:

                (i) insurance upon property of every description and kind owned by the Tenant or for which the Tenant is legally liable located on or in the Building including, without limitation, Leasehold Improvements, in an amount not less than the full replacement cost thereof, subject to a stated amount co-insurance clause; and

                (ii) business interruption insurance in such amount as will reimburse the Tenant for loss attributable to all perils referred to in this paragraph

                      7.01(a) or resulting from prevention of access to the Premises;

           (b) comprehensive general liability insurance which includes the following coverages: owner's protective, personal injury, occurrence property damages; employers liability; blanket contractual liability and non-owned automobile liability and such policies shall contain inclusive limits less than $5,000,000 per occurrence, provide for cross liability, and name the Landlord insured;

           (c) all risks Tenant's legal liability insurance for the actual cash value of the Premises;

           (d) automobile liability insurance on an owner's form covering all license vehicles operated by or on behalf of the Tenant; which insurance shall have inclusive limits of not less than $2,000,000; and

           (e) any other form of insurance which the Landlord, acting reasonably, or the Mortgagee requires from time to time in form, in amounts and for risks against which a prudent tenant would insure.

POLICY REQUIRE-MENTS

     7.02  All policies referred to in Section 7.01 shall:

           (a)  be taken out with insurers acceptable to the Landlord;

           (b)  be in a form satisfactory to the Landlord;

           (c) be non-contributing with, and shall apply only as primary and not as excess to, any other insurance available to the Landlord;

           (d) not be invalidated as respects the interests of the Landlord or Mortgagee by reason of any breach of or violation of any warranty, representation, declaration or condition by the Tenant; and

           (e) contain an undertaking by the insurers to notify the Landlord by registered mail not less than 30 days prior to any material change, cancellation or termination.

FAILURE OF TENANT INSURE

     7.03  (a)  The  Tenant  shall  deliver  to the  Landlord,  at its  request, certificates of insurance or, if required by the TO Landlord, certified copies of such insurance policies. If the Tenant fails to place or to  maintain in force any  insurance  referred to in Section
           7.01 or should any such insurance not be approved by either the Landlord or Mortgagee and should the Tenant not commence to diligently rectify (and thereafter proceed to diligently rectify) the situation within 48 hours after written notice by the Landlord to the Tenant (stating the reason the Landlord or Mortgagee does not approve of the insurance), the Landlord may, without assuming any obligation in connection therewith, effect such insurance at the sole expense of the Tenant and all outlays by the Landlord shall be paid by the Tenant to the Landlord as Additional Rent without prejudice to any other rights or remedies of the Landlord under this Lease.


INCREASE IN INSURANCE PREMIUMS

     7.04 The Tenant shall not keep or use in the Premises any article or material which may be prohibited by any fire insurance policy in force from time to time covering the Premises or the Building. If the conduct of business in, or the use of, the Premises, or any acts or omissions of the Tenant in the Building or any part thereof, cause or result in any increase in premiums for any insurance carried by the Landlord with respect to the Building, the Tenant shall pay such increase in premiums to the Landlord as Additional Rent.

           In determining whether increase premiums are caused by or result from the use of occupancy of the Premises by the Tenant, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate, shall be conclusive evidence of the items and charges which make up such rate.

CANCELLATION OF INSURANCE

     7.05 If any insurer under any insurance policy covering any part of the Building or any occupant thereof cancels or threatens to cancel its insurance policy or reduces or threatens to reduce coverage under such policy by reason of the use of the Premises by the Tenant or any assignee or subtenant of the Tenant, or anyone permitted by the Tenant to be upon the Premises, the Tenant shall remedy such condition within 48 hours after notice thereof by the Landlord.


LOSS OR DAMAGE

     7.06 The Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at, or relating to the Building or for any damage to property of the Tenant or of others located on the Premises or elsewhere in the Building, nor shall it be responsible for any loss of or damage to any property of the Tenant or others from any cause, whether or not any such death, injury, loss or damage results from the negligence of the Landlord, its agents, employees, contractors, or others for whom it may, in law, be responsible. Without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to Persons or property resulting from fire, explosion, falling plaster, falling ceiling tile, falling fixtures, steam, gas, electricity, water, rain, flood, snow or leaks from any part of the Building or from the pipes, sprinklers, appliances, plumbing works, roof, windows or subsurface of any floor or ceiling of the Building or from the Street or any other place or by dampness or by any other cause whatsoever. The Landlord shall not be liable for any such damage caused by other tenants or Persons in the Building or by occupants of adjacent property thereto, or the public, or caused by construction or by any private, public or quasi-public work. All property of the Tenant kept or stored on the Premises shall be so kept or stored at the risk of the Tenant only and the Tenant releases and agrees to indemnify the Landlord and save it harmless from any claims arising out of any damage to the same including, without limitation, any subrogation claims by the Tenant's insurers.

INDEMNIFICATION OF THE LANDLORD

     7.07 Notwithstanding any other provision of this Lease, the Tenant shall indemnify the Landlord and save it harmless from all losses
           (including loss of Rent and Additional Rent), costs, expenses, claims, actions, damages and liabilities in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising out of this Lease, or any occurrence in, upon or at the Building, or the occupancy or use by the Tenant of the Building or any part thereof, occasioned wholly or in part by any act or omission of the Tenant or by anyone permitted to be in the Building by the Tenant. If the Landlord shall, be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect, indemnity and hold the Landlord harmless in connection with such litigation and the Landlord may participate in or conduct any litigation or settlement discussions relating to the foregoing, or any other matter for which the Tenant is required to indemnify the Landlord under this Lease and any settlement reached by the Landlord will be binding upon the Tenant. Alternatively, the Landlord may require the Tenant to assume the conduct of and responsibility for all or any part of such litigation or negotiation discussions.

LANDLORD'S INSURANCE

     7.08 The Landlord shall place and maintain the following insurances throughout the Term:

           (a) insurance on the Building (excluding the foundations and excavations) against damage by fire, including extended perils coverage, and insurance on the machinery, boilers and equipment in or servicing the Building and owned by the Landlord (excluding any property which the Tenant and other tenants are obliged to insure under Section 7.01 or similar sections of their respective leases); and

           (b) public liability and property damage insurance with respect to the Landlord's operations in the Building;

           Such insurances shall be in such amounts and with such deductibles as would be carried by a prudent owner of a similar development, having regard to size, age and location. The Landlord may place and maintain such other form or forms of insurance as the Landlord or its Mortgagee reasonably considers advisable.

NO BENEFITS TO TENANT

     7.09 Notwithstanding any contribution by the Tenant to the cost of the Landlord's insurance premiums, the Tenant acknowledges and agrees that:

           (a) The Tenant is not relieved of any liability arising from or contributed to by its negligence or its willful act or omissions;

           (b) no insurable interest is conferred upon the Tenant under any insurance policies carried by the Landlord;

           (c) the Tenant has no right to receive any proceeds of any insurance policies carried by the Landlord; and

           (d) the right of any insurer of the Landlord to be subrogated to the rights of the Landlord is not limited or in any way restricted.

                       ARTICLE 8 - DAMAGE AND DESTRUCTION
                       ----------------------------------

NO ABATEMENT

     8.01 If the Premises or the Building are damaged or destroyed in whole or in part by fire or any other occurrence, this Lease shall continue in full force and effect and there shall be no abatement of Rent or Additional Rent except as provided in this Article 8.

DAMAGE TO PREMISES

     8.02 If the Premises are at any time destroyed or damaged as a result of fire or any other occurrence insured against by the Landlord and not caused or contributed to by the Tenant and such damage is such that, in the opinion of the Landlord, the Premises can be rebuilt or restored and made fit for the purpose of the Tenant within 90 days of the happening of such damage or destruction then the following provisions shall apply:

           (a) if the Premises are rendered untenantable only in part, the Landlord shall proceed to diligently repair the premises to the extent only of its obligations under Section 6.01 and Rent shall abate proportionately to the portion of the Premises rendered untenantable from the date of destruction or damage until the Landlord's repairs have been substantially completed;

           (b) if the Premises are rendered wholly untenantable, the Landlord shall proceed to diligently repair the Premises to the extent only of its obligations pursuant to Section 6.01 and Rent shall abate entirely from the date of destruction or damage until the Landlord's repairs have been substantially completed;

           (c) if the Premises are not rendered untenantable in whole or in part, the Landlord shall diligently perform such repairs to the Premises to the extent only of its obligations under Section 6.01, but in such circumstances Rent shall not abate;

           (d) upon being notified by the Landlord that the Landlord's repairs have been substantially completed, the Tenant shall diligently perform all repairs to the Premises which are the Tenant's responsibility under Section 6.04 and all other work required to fully restore the Premises for use in the Tenant's business, in every case at the Tenant's cost and without any contribution to such cost by the Landlord, whether or not the Landlord has at any time made any contribution to the cost of supply, installation or construction of Leasehold Improvements in the Premises;

           (e) nothing in this Section shall require the Landlord to rebuild the Premises in the condition which existed before any such damage or destruction occurred so long as the Premises as rebuilt will have reasonably similar facilities to those in the Premises prior to such damage or destruction, having regard, however, to the age of the Building at such time; and

           (f) nothing in this Section shall require the Landlord to undertake any repairs having a cost in excess of the insurance proceeds actually received by the Landlord with respect to such damage or destruction.

RIGHT OF TERMINATION

     8.03 If the damage or destruction which has occurred in the Premises is such that in the reasonable opinion of the Landlord the Premises cannot be rebuilt or made fit for the purposes of the Tenant within 90 days of the happening of the damage or destruction, the Landlord may, at its option, terminate this Lease on notice to the Tenant given within 30 days after such damage or destruction. If such notice of termination is given, Rent and Additional Rent shall be apportioned and paid to the date of such damage or destruction and the Tenant shall immediately deliver vacant possession of the Premises in accordance with the terms of this Lease.

DESTRUCTION OF OFFICE TOWER

     8.04  Notwithstanding any other provision of this Lease, if

           (a) 35% or more of the total Rentable Area of the Office Tower is destroyed or damaged by any cause; or

           (b) portions of the Office Tower which affect access or services essential thereto are damaged or destroyed and, in the reasonable opinion of the Landlord, cannot be reasonably repaired within 180 days after the occurrence of the damage or destruction; then the Landlord may, by notice to the Tenant given within 30 days of such damage or destruction, terminate this Lease, in which event neither the Landlord nor the Tenant shall be bound to repair and the Tenant shall surrender the Premises to the Landlord within 30 days after delivery of its notice of termination and Rent and Additional Rent shall be apportioned and paid to the date on which the Tenant delivers vacant possession of the Premises, subject to any abatement to which the Tenant may be entitled under Section 8.02 and all provided that if the Landlord does not so elect to terminate this Lease, the Landlord shall proceed to diligently repair that part of the Office Tower damaged or destroyed, but only to the extent of the Landlord's obligations under Section 6.01 and exclusive of any Tenant's responsibilities with respect to such repair. If the Landlord elects to repair the Office Tower, the Landlord may do so in accordance with plans and specifications other than those used in the original construction of the Office Tower.

ARCHITECT'S CERTIFICATE

     8.05 For the purposes of Section 8.02 and 8.04 above, the certificate of the architect appointed by the Landlord shall bind the parties as to:

           (a) the percentage of the total Rentable Area of the Office Tower damaged or destroyed;

           (b) whether or not the Premises are rendered untenantable and the percentage of the Premises rendered untenantable;

           (c) the time required to rebuild, restore and make the Premises fit for the purposes of the Tenant;

           (d) the date upon which either the Landlord's or Tenant's work of reconstruction or repair is substantially completed; and,

           (e) the state of completion of any work of the Landlord or the Tenant.

                ARTICLE 9 - ASSIGNMENT, SUBLETTING AND TRANSFERS
                ------------------------------------------------

ASSIGNMENT, SUBLETTING AND TRANSFERS

     9.01 The Tenant shall not assign this Lease or sublet the Premises in whole or in part or otherwise transfer its rights to all or any part of the Premises or the occupancy thereof, and will not mortgage, charge or otherwise encumber this Lease or the Premises (such assignment, subletting, transfer, mortgage, charge and encumbrance being herein called a "Transfer") without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld but shall be subject to the Landlord's rights under Section 9.02 and, notwithstanding any statutory provision to the contrary, it shall not be considered unreasonable for the Landlord to take into account the following factors in deciding whether to grant or withhold its consent:

           (a) whether such Transfer is in violation or in breach of any covenants or restrictions made or granted by the Landlord to other tenants or occupants or prospective tenants or occupants of the Building;

           (b) whether in the Landlord's opinion, the financial background, business history and capability of the proposed transferee is satisfactory; and,

           the consent by the Landlord to any Transfer if granted shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. This prohibition against a Transfer shall include a prohibition against any Transfer by operation of law and no Transfer shall take place by reason of the failure of the Landlord to give notice to the Tenant within 30 days as required by
           Section 9.02.

LANDLORD'S RIGHT TO TERMINATE

     9.02 If the Tenant intends to effect a Transfer or if a Transfer occurs by operation of law, the Tenant shall give prior notice to the Landlord of such intent or occurrence specifying the identity of the transferee, the type of Transfer intended or occurring, the portion of the Premises affected thereby, and the financial and other terms of the transfer, and shall provide such financial, business or other information relating to the proposed transferee and its principals as the Landlord or its Mortgagee requires, together with copies of any documents which record the particulars of the intended or occurring Transfer. The Landlord shall, within 30 days after having received such notice and all requested information, notify the Tenant either that it;

           (a) consents or does not consent to the Transfer in accordance with the provisions and qualifications of this Article 9; or

           (b) elects to terminate this Lease as to the whole or part, as the case may be, of the Premises affected by the intended or occurring Transfer.

           If the Landlord elects to terminate this Lease in whole or in part it shall stipulate in its notice the termination date of this Lease, which date shall be no less than 30 days nor more than 90 days following the giving of such notice of termination. If the Landlord gives notice of its election to terminate this Lease, the Tenant shall notify the Landlord within 10 days thereafter of the Tenant's intention either to refrain from such Transfer in which even the Landlord's election become void or to accept termination of this Lease or the portion thereof in respect of which the Landlord has exercised its rights. If the Tenant fails to deliver such notice within such 10 days or notifies the Landlord that it accepts the Landlord's termination, this Lease will, as to the whole or affected part of the Premises, as the case may be, be terminated on the date of termination stipulated by the Landlord in its notice of election.

CONDITIONS OF TRANSFER

     9.03 If there is a permitted assignment or subletting, the Landlord may collect rent from the assignee or sublessee and apply the net amount collected to the Rent and Additional Rent but no acceptance by the Landlord of any payments by an assignee or sublessee shall be deemed a waiver of the Tenant's covenants or an acceptance of the assignee or sublessee as tenant or a release of the Tenant from the further performance by the Tenant of its obligations under this Lease. Any consent by the Landlord shall be subject to the Tenant and the assignee or sublessee executing an agreement with the Landlord agreeing:

           (a) that the assignee or sublessee will be bound by all of the terms of this Lease and, in the case of an assignment, that the assignee will be so bound as if it had originally executed this Lease as tenant; and

           (b) to amend this Lease to incorporate such terms, covenants and conditions as are necessary so that the Lease will be in accordance with the Landlord's standard form of office lease in use for the Office Tower at the time of the assignment or subletting, and so as to incorporate any condition imposed by the Landlord in its consent or required by Section 9.04.

TENANT NOT RELEASED

     9.04 Notwithstanding any Transfer permitted or consented to by the Landlord, the Tenant shall remain liable under this Lease and shall not be released from performing any of the terms of this Lease.

NO PARTIAL PAYMENTS OF RENT

     9.05 Notwithstanding the effective date of any permitted subletting or assignment as between the Tenant and the sublesses or assignee, all Rent and Additional Rent for the month in which such effective date occurs shall be paid in advance by the Tenant so that the Landlord will not be required to accept partial payments of Rent and Additional Rent for such month from either the Tenant or its sublessee or assignee.

DOCUMENTATION

     9.06 Any document evidencing any Transfer permitted by the Landlord, or setting out any terms applicable to such Transfer or the rights and obligation of the Tenant or transferee thereunder, shall be prepared by the Landlord or its solicitors and all associated legal costs shall be paid by the Tenant.

CHANGE OF CONTROL

     9.07 If the Tenant is at any time a company, corporation or partnership, any actual or propose Change of Control in such company, corporation or partnership shall be deemed to be a Transfer and subject to all of the provisions of this Article 9. The Tenant shall make available to the Landlord or its representatives its corporate or partnership records, as the case may be, for inspection at all reasonable times, in order to ascertain whether any Change of Control has occurred. For the purposes of this Section Change of Control means the transfer, or issue of any shares, voting rights or interests by sale assignment, subscription, transmission on death, or by operation of law (and shall be deemed to include a mortgage, charge or security interest granted on such shares, voting rights or interests), where such transfer, issue, mortgage, or charge would result in any change in the effective control of such company corporation or partnership unless such change occurs as a result of trading on a recognized stock exchange in Canada or the United States and then only so long as the Landlord receives assurance reasonably satisfactory to it that there will be continuity of management and of the business practices of such company or corporation notwithstanding such Change of Control.

ASSIGNMENT BY LANDLORD

     9.08 The Landlord shall have the unrestricted right to sell, lease, convey or otherwise dispose of all or any part of its right in the Lands and Building or this Lease or any interest of the Landlord therein. To the extent that the purchaser, lessee or assignee from the Landlord assumes the obligations of the Landlord under this Lease, the Landlord shall thereupon and without further agreement be released of liability under this Lease to the extent of such assumption. The Landlord shall take reasonable efforts to obtain from the purchaser, lessee or assignee a non-disturbance agreement to the Tenant if requested.

                              ARTICLE 10 - DEFAULT
                              --------------------

EVENTS OF DEFAULT

     10.01 An "Event of Default shall occur whenever:

           (a) any Rent or Additional Rent is in arrears and is not paid when due;

           (b) the Tenant has breached any of its obligations in this Lease (other than the payment of Rent or Additional Rent) and;

                (i) fails to remedy such breach within 15 days after written notice from the Landlord; or,

                (ii) if such breach cannot be reasonably remedied within 15 days, fails to commence to remedy such breach within such 15 days or thereafter fails to proceed diligently to remedy such breach;

           (c) the Tenant or any Guarantor becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal, assignment or arrangement with its creditors, or take any steps or proceedings commenced by any Person for the dissolution, winding up other termination of the Tenant's existence or the liquidation of its assets;

           (d)  a  trustee,   receiver,   receiver/manager  or  like  Person  is
                appointed with respect to the business or assets of the Tenant or any Guarantor;

           (e) the Tenant makes a sale in bulk of all or a substantial portion of its assets other than in conjunction with a transfer consented to by the Landlord;

           (f) this Lease or any of the Tenant's assets are taken under a writ of execution;

           (g) the Tenant purports to make a Transfer or a Transfer occurs other than in compliance with the provisions of this Lease;

           (h)  DELETED

           (i) any insurance policies covering any part of the Building or any occupancy thereof are actually or threatened to be cancelled or adversely changed as a result of any use or occupancy of the Premises; or

           (j) if an Event of Default as defined in this paragraph occurs with respect to any lease or agreement under winch the Tenant occupies other premises in the Building.

REMEDIES

     10.02 If and whenever an Event of Default occurs, then, without prejudice to any other rights which it has pursuant to this Lease or at law, the Landlord shall have the following rights and remedies, which are cumulative and not alternative:

           (a)  to terminate this Lease by notice to the Tenant;

           (b) to enter the Premises as agent of the Tenant and to relet the Premises for whatever term and on such terms as the Landlord in its discretion may determine and to receive the rent therefor and, as agent of the Tenant, to take possession of any property of the Tenant on the Premises, to store such property at the expense and risk of the Tenant or to sell or otherwise dispose of such property in such manner as the Landlord may see fit without notice to the Tenant; to make alterations to the Premises to facilitate their reletting; and to apply the proceeds of any such sale or reletting first, to the payment of any expenses incurred by the Landlord with respect to any such reletting or sale; second, to the payment of any indebtedness of the Tenant to the Landlord other than Rent; and third, to the payment of Additional Rent and Rent in arrears; with the residue to be held by the Landlord and applied in payment of future Rent and Additional Rent as it become due and payable and the Tenant shall remain liable to the Landlord for any deficiency;

           (c) to remedy or attempt to remedy any default of the Tenant under this Lease for the account of the Tenant and to enter upon the Premises for such purposes and no notice of the Landlord's intention to remedy any default need be given the Tenant and the Landlord shall not be liable to the Tenant for any loss, injury or damage caused by acts of the Landlord in remedying or attempting to remedy such default and the Tenant shall pay to the Landlord as Additional Rent all expenses incurred by the Landlord in connection with remedying or attempting to remedy such default;

           (d) to recover from the Tenant all damages, and expenses incurred by the Landlord as a result of any Event of Default including, if the Landlord terminates this Lease, any deficiency between those amounts of Rent and Additional Rent as would have been payable by the Tenant for the portion of the Term following such termination and the net amounts actually received by the Landlord during such period of time with respect to the Premises; and

           (e) to recover from the Tenant the full amount of the current month's installment of Rent and Additional Rent together with the next 3 months' installments of Rent and Additional Rent, all of which shall accrue on a day-to-day basis and shall immediately become due and payable as accelerated rent.

COSTS

     10.03 The Tenant shall pay to the Landlord as Additional Rent all damages, costs and expenses (including, without limitation all legal fees on a solicitor and client basis) suffered or incurred by the Landlord in enforcing the term of this Lease, or suffered or incurred with respect to any matter or thing which is the obligation of the Tenant under this Lease or in respect of which the Tenant has agreed to insure or to indemnify the Landlord.

IMPUTATION OF PAYMENTS

     10.04 The Landlord may impute sums received from the Tenant against any amounts due and payable by the Tenant under this Lease in such manner as the Landlord sees fit.

SURVIVAL OBLIGATIONS

     10.05 If the Tenant has failed to fulfil its obligations under this Lease with respect to the maintenance, repair and OF alteration of the Premises during the Term or at the expiration or earlier termination of this Lease, such obligations and the Landlord's rights in respect thereto shall remain in full force and effect notwithstanding the expiration or sooner termination of the Lease.

                   ARTICLE 11 - ATTORNEMNT AND SUBORDINATION
                   -----------------------------------------

STATUS STATEMENT

     11.01 Within 10 days after written request by the Landlord, the Tenant shall deliver to the Landlord in a form supplied by the Landlord a statement or tenant's certificate as to the status of this Lease, including as to whether this Lease is unmodified and in full force and effect (or, if there have been modifications that this Lease is in full force and effect as modified and identifying the modification agreements); the amount of Rent and Additional Rent then being paid and the dates to which same have been paid; whether or not there is any existing or alleged default by either party with respect to which a notice of default has been served and if there is any such default, specifying the nature and extent thereof; and any other matters pertaining to this Lease as to which the Landlord shall request such statement or certificate.

SUBORDINATION

     11.02 This Lease and all rights of the Tenant shall be subject and subordinate to any and all Mortgages and any emphyteutic, ground, operating, overriding or underlying leases from time to time in existence against the Lands or Building or any part thereof. On request, the Tenant shall subordinate this Lease and its rights under this Lease to any and all such Mortgages and leases and to all advances made under such Mortgages. The form of such subordination shall be as required by the Landlord or Mortgagee.

ATTORNMENT

     11.03 The Tenant shall promptly, on request, attorn to any Mortgagee or the purchaser on any foreclosure or sale proceedings taken under any Mortgage and shall recognize such Mortgagee or purchaser as its Landlord under this Lease.

EXECUTION OF DOCUMENTS

     11.04 The Tenant irrevocably constitutes the Landlord, its agents and attorney for the purpose of executing any agreement, certificate, attornment or subordination required by this Lease for registering postponements in favour or any Mortgagee if the Tenant fails to execute such proper documents within 10 days after request by the Landlord.

                        ARTICLE 12 - GENERAL PROVISIONS
                        -------------------------------

RULES AND REGULATIONS

     12.01 The Tenant shall comply with all rules and regulations, and amendments thereto, adopted by the Landlord from time to time including those set out in Schedule "B". Such rules and regulations may differentiate between different types of businesses in the Building, and the Landlord shall have no obligation to enforce any rule or regulation of the provisions of any other lease against any other tenant, and the Landlord shall have no liability to the Tenant with respect thereto.

OVERHOLDING

     12.02 If the Tenant remains in possession of the Premises after the end of the Term with the consent of the Landlord but without having executed and delivered a new lease or an agreement extending the Term, there shall be no tacit renewal of this Lease, and the Tenant shall be deemed to be occupying the Premises as a Tenant from month to month at a monthly Rent payable in advance on the first day of each month equal to the monthly amount of Rent payable during the last month of the Term and otherwise upon the same terms as are set forth in this Lease, so far as these are applicable to a monthly tenancy including the payment of monthly installments of estimated items of Additional Rent.

WAIVER

     12.03 If either the Landlord or Tenant excuses or condones any default by the other or any obligation under this Lease, no waiver of such obligation shall be implied in respect of any continuing or subsequent default.

REGISTRATION

     12.04 Neither the Tenant nor anyone claiming under the Tenant shall register or attempt to register this Lease of any Transfer at length, by memorial or otherwise, upon pain of nullity.

NOTICES

     12.05 Any notice, consent or other instrument which may be or is required to be given under this Lease shall be in writing and shall be delivered in person or sent by registered mail postage prepaid addressed.

           (a)  If to the Landlord:

                London Life Insurance Company
                c/o D.A. Shaw Realty Inc.
                33 Younge Street
                Suite 416
                Toronto (Ontario)
                M5E 1G4
                Attention:  Mr. Andrew Shaw

                and

                London Life Insurance Company
                255 Dufferin Avenue
                London, Ontario
                N6A 4K1
                Attention  Director, Real Estate

           (b)  If to the Tenant:

                Manager International Real Estate
                AT&T Real Estate
                150 Mt. Airy Road, Room 2S113
                Basking Ridge, New Jersey 07920

           Any such notice or other instrument shall be deemed to have been given and received on the day upon which personal delivery is made or, if mailed, then on the second day following the date of mailing provided that if between the time of mailing and deemed delivery there is a disruption in the ordinary delivery of mail then such instrument will not be deemed given until actually received. Either party may give notice to the other of any change of address and after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices.

SUCCESSORS

     12.06 The rights and liabilities created by this Lease extend to and bind the successors and assigns of the Landlord and the heirs, executors, administrators and permitted successors and assigns of the Tenant.

JOINT AND SEVERAL LIABILITY

     12.07 If there is at any time more than one Tenant or more than one Person constituting the Tenant, their covenants shall be considered to be joint and several without the benefit of division and discussion and shall apply to each and every one of them. If the Tenant is or becomes a partnership, each Person who is a member, or shall become a member, of such partnership or its successors shall be and continue to be jointly and severally liable without the benefit of division and discussion for the performance of all covenants of the Tenant pursuant to this Lease, whether or not such Person ceases to be a member of such partnership or its successor.

CAPTIONS AND SECTION NUMBERS

     12.08 The captions, section numbers, article numbers and table of contents appearing in this lease are inserted only as a matter of convenience and in no way affect the substance of this Lease.

EXTENDED MEANINGS

     12.09 The words "hereof", "hereto" and "hereunder" and similar expressions used in this Lease relate to the whole of the Lease and not only to the provision in which such expressions appear. This Lease shall be read with all changes in numbers and gender as may be appropriate or required by the context. Any reference to the Tenant includes, where the context allows, the employees, agents, invitees and licensees of the Tenant and all others over whom the Tenant might reasonably be expected to exercise control.

PARTIAL INVALIDITY

     12.10 All of the provisions of this Lease are to be construed as covenants even though not expressed as such. If any such provision is held or rendered illegal or unenforceable it shall be considered separate and severable from this Lease and the remaining provision of this Lease shall remain in force and bind the parties as though the illegal or unenforceable provision had never been included in this Lease.

ENTIRE AGREEMENT

     12.11 This Lease sets forth the entire agreement between the Landlord and Tenant concerning the Premises and there are no agreements or understandings between them other than as are herein set forth. This Lease is cancelling and superseding any and prior agreements or representations, written or otherwise, and particularly any offer to lease and related documents entered into by the Landlord and the Tenant regarding the Premises. This Lease may not be modified except by agreement in writing executed by the Landlord and Tenant.

GOVERNING LAW

     12.12 This Lease shall be construed in accordance with and governed by the laws of the Province of Quebec.

FORCE MAJEURE

     12.13 Notwithstanding anything to the contrary contained in this Lease, if either party hereto is bona fide delayed or hindered in or prevented from the performance of an obligation hereunder by reason of strikes, labour troubles, inability to procure materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, act of God, or other reason whether of a like nature or not which is not the fault of the party delayed in performing the obligation under the terms of this Lease, then performance of the obligation is excused for the period of the delay and the party so delayed shall be entitled to perform such obligation within the appropriate time period after the expiration of the period of such delay. However, the provisions of this Section do not operate to excuse the Tenant from the prompt payment of Rent, or any other payments required by this Lease.

     Notwithstanding anything contained to the contrary in this Lease, the Landlord shall not be responsible for failure to perform any of its obligations hereunder, nor for any damage resulting from the delays in the construction and/or finishing of the Premises and/or the interruption or modification of any service or facility provided by it in the Building, should such failure or damage be caused by any event or reason hereinabove mentioned in the immediately preceding paragraph of this Section 12.13 or by other causes beyond the reasonable control of the Landlord.

ACCORD AND SATISFACTION

     12.14 No payment by the Tenant or receipt by the Landlord of a lesser amount than the Rent or Additional Rent shall be deemed to be other than on account or the earliest stipulated Rent, nor shall any endorsement or statement on any cheque or any letter accompanying any cheque or payment as Rent be deemed an acknowledgement of accord and satisfaction, and the Landlord may accept such cheque or payment and without prejudice to its right to recover the balance of the Rent or pursue any other remedy available to it.

NO PARTNERSHIP OR MANDATE

     12.15 Nothing contained in this Lease shall be deemed or construed by the parties thereto or by any third party as creating the relationship of mandator and mandatory or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computing rent, nor any other provision contained herein, nor any acts of the parties hereto shall be deemed to create any relationship between the parties hereto other than the relationship of lessee and lessor.

NO OPTION

     12.16 The submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease comes effective as a lease only upon execution and delivery thereof by the Landlord and the Tenant.

                         ARTICLE 13 - MOVEABLE HYPOTHEC
                         ------------------------------

The Tenant agrees to grant to the Landlord a moveable hypothec in the form annexed hereto as Schedule "D".

                        ARTICLE 14 - SPECIAL PROVISIONS
                        -------------------------------

PARKING

     14.01 The Tenant shall have the right to park one (1) automobile in the garage located in the Building throughout the Term of the Lease or any renewal thereof. The Tenant shall pay for the parking space rent equal to the market rate which the parties agree shall be an amount of monthly rental charged by the Lessee and/or operator of the said garage for parking's space therein.

LANDLORD'S IMPROVEMENTS

     14.02 The Landlord shall perform the work specified in Schedule "D". In the event that possession of the Premises is given to the Tenant later than the Commencement Date as provided for in Section 2.02 of the Lease for reasons attributable to the Landlord, the Lease Commencement Date and the expiration date stipulated in the Lease will be moved forward by the same number of days as the delay in the Tenant receiving possession.

CANCELLATION PRIVILEGE

     14.03 Provided the Tenant is not in default of its obligations pursuant to the Lease, said Tenant shall have the option to terminate the Lease at the end of the thirty-six (36) months of the Term, provided it has given the Landlord a written notice of six (6) months prior to the expiration of the Term. The Tenant, with its cancellation notice, will pay to the Landlord an amount equal to fifteen dollars ($15.00) per rentable square foot.

EARLY OCCUPANCY

     14.04 The Tenant shall be allowed early occupancy of the Premises upon substantial completion of the Landlord's Work. Said early occupation shall be both Net Rent and Additional Rent free.

OPTION TO RENEW

     14.05 The Tenant shall have one (1) option to renew the Lease for a further period of five (5) years at the then current market rate for comparable premises in surrounding buildings, provided that the Tenant gives the Landlord written notice exercising this option no later that six (6) months prior to the Lease Expiry Date (failing which this option shall be null and void). The Lease term for the renewal period shall be the same as for the Term, save and except:

           (a)  the net rental rate;

           (b)  the leasehold improvements allowances; and

           (c)  free rent

FIRST OPPORTUNITY TO LEASE ADDITIONAL PREMISES

     14.06 The Lease shall contain a clause giving the Tenant a continuing first opportunity to lease any space on the fourth (4th) floor (being the balance of available space on the fourth (4th) and the space currently occupied by Guardian). Should any of this space become available for lease am the Landlord receives bona fide interest from a third party in leasing this space, the Landlord shall, provided the Tenant has not been in default under the Lease, notify the Tenant in writing and the Tenant shall have three (3) business days in which to exercise its right of first opportunity on the terms outlined in the Landlord's notice to the Tenant. Should the Tenant fail to so exercise its first opportunity, the Landlord shall be free to lease all or any part of this space to the said third party. However, in the event all or any part of this space shall again become available for lease, the Tenant shall have a further first opportunity as aforesaid to lease this space.

                             ARTICLE 15 - LANGUAGE
                             ---------------------

The parties hereto have required and agreed that this Lease and all other documents in connection therewith be drawn up in English; les parties aux presentes ont exige que ce bail et tout autre document connexe soient rediges en anglais.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                              LONDON LIFE INSURANCE COMPANY


                                              By: /s/  Jonathan Button

                                                 Jonathan Button
                                                 Manager of Finance, Real Estate
                                                 -------------------------------
                                                 (name and title)

                                              /s/  Paul A. Scholz

                                                 Paul A. Scholz
                                                 Manager, Commercial Real
                                                   Estate Lending
                                                 -------------------------------
                                                 (name and title)


                                              AT&T COMMUNICATIONS SERVICES
                                                CANADA INC.
                                              (TENANT)


                                              By:

                                              /s/

                                              ----------------------------------
                                              (name and title)

                                  SCHEDULE "A"

                                   FLOOR PLAN



                                [GRAPHIC OMITTED]

                                  SCHEDULE "B"

                              RULES AND REGULATIONS


1.   Life Safety

     (a) The Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which will in any way increase the risk of fire or the rate of fire insurance on the Building of other tenants or in any way injure or annoy them or the Landlord, or violate or act at variance with the laws relating to fires or with regulations of the Fire Department, or with any insurance upon the Lands of Building or in and part thereof, or violate or act in conflict with any statutes, rules and ordinances governing health standards or with any other statute or municipal by-law.

     (b) No inflammable oils or other inflammable, dangerous or explosive materials save those approved in writing by the Landlord's insurers shall be kept or permitted to be kept in the Premises.

2.   Security

     (a) The Landlord shall permit the Tenant and the Tenant's employees and all Persons lawfully requiring communication with them to have the use, during Normal Business Hours and in common with others entitled thereto, of the main entrance and the stairways, corridors, elevators, escalators, or other mechanical means of access leading to the Building and the Premises. At times other than during Normal Business Hours the Tenant and the employees of the Tenant shall have access to the Building and to the Premises only in accordance with the Rules and Regulations end shall be required to satisfactorily identify themselves and to register in any book which may at the Landlord's option be kept by the Landlord for such purposes. If identification is not satisfactory, the Landlord is entitled to prevent the Tenant or the Tenant's employees or other Persons lawfully requiring communication with the Tenant from having access to the Building and to the Premises. In addition, the Landlord is not required to open the door to the Premises for the purpose of permitting entry therein to any Person not having a key to the Premises.

     (b) The Tenant shall not place or cause to be placed any additional locks upon any doors of the Premises without the approval of the Landlord. Two keys shall be supplied to the Tenant for each entrance door to the Premises and all locks shall be Building standard to permit access by the Landlord's master key. If additional keys are required, they must be obtained from the Landlord at the cost of the Tenant. Keys or other means of access for entrance doors to the Building will not be issued without the written authority of the Landlord. The Tenant shall be permitted to incorporate a card access system to the Premises subject to the approval of the Landlord.

3.   Housekeeping

     (a) The Tenant shall permit window cleaners to clean the windows of the Premises during Normal Business Hours or after business hours at the option of Lessor.

     (b) The Tenant shall not place any debris, garbage, trash or refuse or permit same to be placed or left in or upon any part of the Lands or Building outside of the Premises, other than in a location provided by the Landlord specifically for such purposes, and the Tenant shall not allow any undue accumulation of any debris, garbage, trash or refuse in or outside of the Premises. If the Tenant uses perishable articles or generates wet garbage, the Tenant shall provide refrigerated storage facilities suitable to the Landlord.

     (c) The Tenant shall not place or maintain any supplies, or other articles in any vestibule or entry of the Premises, on the adjacent footwalks or elsewhere on the exterior of the Premises or elsewhere on the Lands or Building.

     (d) The sidewalks, entrances, passages, escalators, elevators and staircases shall not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and engress from the Premises and the Building. The Landlord reserves entire control of all parts of the Lands and Building employed for the common benefit of the tenants and without restricting the generality of the foregoing, the sidewalks, entrances, corridors and passages not within the Premises, washrooms, lavatories, air conditioning closets, fan rooms, janitor's closets, electrical closets and other closets, stairs, escalators, elevator shafts, flues, stacks, pipe shafts, and ducts and shall have the right to place such signs and appliances therein, as it deems advisable, provided that ingress to and egress from the premises is not unduly impaired thereby.

     (e) The Tenant shall not cause or permit: any waste or damage to the Premises; any overloading of the floors or the utility, electrical or mechanical facilities of the Premises; or any nuisance in the Premises; or any use or manner of use causing a hazard or annoyance to other occupants of that Building or to the Landlord.

4.   Receiving, Shipping, Movement of Articles

     (a) The Tenant shall not receive or ship articles of any kind except through facilities and designated doors and at hours designated by the Landlord and under the supervision of the Landlord.

     (b) Hand trucks, carryalls or similar appliances shall only be used in the Building with the consent of the Landlord and shall be equipped with rubber tires, slide guards and such other safeguards as the Landlord requires.

     (c) The Tenant, its agents, servants, contractors, invitees or employees, shall not bring in or take out, position, construct, install or move any safe, business machinery or other heavy machinery or equipment or anything liable to injure or destroy any part of the Building, including the premises, without first obtaining the consent in writing of the Landlord. In giving such consent, the Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, the use and design of planks, skids or platforms, and to distribute the weight thereof. All damage done to the Building, including the Premises, by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other office furniture shall occur only by prior arrangement with the Landlord. The cost of such moving shall be paid by the Tenant. Safes and other heavy office equipment and machinery shall be moved through the halls and corridors only in a manner expressly approved by the Landlord. No freight or bulky matter of any description will be received into any part of the Building, including the Premises, or carried in the elevators except during hours approved by the Landlord.

5.   Prevention of Injury to Premises

     (a) It shall be the duty of the Tenant to assist and cooperate with the Landlord in preventing injury to the Premises.

     (b)  DELETED

     (c) If the Tenant desires telegraphic or telephonic connections, the Landlord, in its sole discretion acting reasonably, may direct the electricians as to where and how the wires are to be introduced. No gas pipe or electric wire will be permitted which has not been ordered or authorized by the Landlord. No outside radio or television antenna shall be allowed on any part of the Premises without authorization in writing by the Landlord.

6.   Windows

     Except for the proper use of blinds and drapes approved by the Landlord, the Tenant shall not cover, obstruct or affix any object or material to any of the skylights and windows that reflect or admit light into any part of the Building, including, without limiting the generality of the foregoing, the application of solar films.

7.   Washrooms

     (a) The Landlord shall permit the Tenant and the employees of the Tenant in common with others entitled thereto, to use the washrooms on the floor of the Office Tower on which the Premises are situated or, in lieu thereof, those washrooms designated by the Landlord, save and except when the general water supply may be turned off from the public main or at such other times when repair and maintenance undertaken by the Landlord shall necessitate the non-use of the facilities.

     (b) The water closets and other apparatus shall not be used for any purposes other than those for which they were intended, and no-sweepings, rubbish, rags, ashes or other substances shall be thrown into them. Any damage resulting from misuse shall be borne by the Tenant by whom or by whose agents, servants, invitees, or employees such damage is caused.

8.   Use of Premises

     (a) No one shall use the Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

     (b) No cooking or heating of any foods or liquids (other than heating of water or food or coffee in coffee makers or kettles or microwaves) shall be permitted in the Premises without the written consent of the Landlord.

     (c) The Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Premises or the Building or permit the delivery of any food or beverage to the Premises without the written approval of the Landlord or in contravention of the Rules and Regulations.

     (d) The Tenant shall not permit or allow any odors, vapors, steam, water, vibrations, noises or other undesirable effects to emanate from the Premises or any equipment or installation therein which, in the Landlord's opinion, are objectionable or cause any interference with the safety, comfort or convenience of the Building to the Landlord or the occupants and tenants thereof or their agents, servants, invitees or employees.

9.   Canvassing, Soliciting, Peddling

     Canvassing, soliciting and peddling in or about the Development are prohibited.

10.  Bicycles

     No bicycles or other vehicles shall be brought within any part of the Building without the consent of the Landlord.

11.  Animals and Birds

     No animals or birds shall be brought into any part of the Development without the consent of the Landlord.

12.  Signs and Advertising

     The Tenant shall not paint, affix, display or cause to be painted, affixed or displayed, any sign, picture, advertisement, notice, lettering or decoration on any part of the outside of the Building or in the interior of the Premises which is visible from the outside of the Building. The
     Landlord will prescribe a uniform pattern and location of identification signs for tenants, to be placed on the outside of the Premises, and the Tenant shall not print, affix, display or cause to be printed, painted, affixed or displayed any sign, picture, advertisement, notice, lettering or decoration on the outside of the Premises for exterior view without the written consent of the Landlord. Any such signs shall remain the property of the Tenant and shall be maintained at the Tenant's sole cost and expense, At the expiration of the Term or earlier termination of this Lease, the Tenant shall remove any such signs, picture, advertisement, notice, lettering or decoration from the Premises at the Tenant's expense and shall promptly repair all damage caused by any such removal. The Tenant's obligation to observe and perform this covenant shall survive the expiration of the Term or earlier termination of the Lease.

13.  Directory Board

     The Tenant shall be entitled at its expense to have its name shown upon the directory board of the Building and the Landlord shall design the style of such identification and shall determine the number of spaces available on the directory board for each tenant. The directory board shall be located in an area designated by the Landlord in the main lobby of the Building.

                                  SCHEDULE "D"

                             LANDLORD'S IMPROVEMENTS



Prior to the Commencement Date the Landlord at its own expense shall complete the following work:

1. Construct a demising wall to separate the Leased Premises from the other premises on the floor. Construct drywall partitions in accordance with the plan shown as Schedule "D-1".

2. Paint all partitions in a single colour to be chosen by the Tenant from the Landlord's standard samples.

3. Carpet throughout in 28 oz. commercial grade carpeting including carpet base. Kitchen to be vinyl composite tile. Carpet and tile to be chosen by the Tenant from the Landlord's standard samples.

4. Existing lighting, sprinkler and HVAC systems to be modified as necessary to accommodate the Tenant's layout.

5. Provide interior doors as shown on Schedule "D-1". Doors to be full height, solid core wood veneer doors in wood frames with building standard hardware.

6. Two duplex electrical outlets and one and one empty conduit for telephone wiring in each enclosed area. Electrical and telephone service for workstations to be fed from the perimeter. Duplex electrical outlets in the stationary room and kitchen shall be on separate circuits.

7. Landlord to provide kitchen complete with sink, (with hot and cold running water) plumbing and 6 foot counter top with cupboards above and below. Cupboards and countertop to be finished in laminate.

8.   Storage/copier room to include 10 foot laminate counter top open to below.

9. Existing glass entry doors to remain. Secondary exit door to be provided as per building standard.



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                                 SCHEDULE "D-1"

                                   FLOOR PLAN



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